Exhibit 4.3

                        THE INSTITUTIONAL PROTOTYPE PLAN

                       FIDELITY BASIC PLAN DOCUMENT NO. 12





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                                TABLE OF CONTENTS

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ARTICLE I  - Purpose; Internal Revenue Service Approval.....................1
     1.1     Purpose........................................................1
     1.2     Internal Revenue Service Approval..............................1
     1.3     Qualification..................................................1

ARTICLE II - Definitions....................................................2
     2.1     "Account"......................................................2
     2.2     "Adoption Agreement" ..........................................2
     2.3     "After-tax Contributions"......................................2
     2.4     "Anniversary Date".............................................2
     2.5     "Annuity Starting Date"........................................2
     2.6     "Basic Plan Document"..........................................2
     2.7     "Beneficiary"..................................................2
     2.8     "Compensation".................................................2
     2.9     "Disability"...................................................3
     2.10    "Earned Income"................................................3
     2.11    "Effective Date"...............................................4
     2.12    "Elective Deferrals"...........................................4
     2.13    "Employee".....................................................4
     2.14    "Employer".....................................................4
     2.15    "Employer Contribution"........................................5
     2.16    "Entry Date"...................................................5
     2.17    "Excess Compensation"..........................................5
     2.18    "Family Member"................................................5
     2.19    "Fidelity".....................................................5
     2.20    "Fidelity Funds"...............................................5
     2.21    "Fund Share"...................................................5
     2.22    "Fiscal Year"..................................................5
     2.23    "Highly Compensated Employee"..................................5
     2.24    An "Hour of Service"...........................................7
     2.25    "Matching Contributions".......................................7
     2.26    "Maximum Disparity Rate".......................................8
     2.27    "Non-Highly Compensated Employee"..............................8
     2.28    "Normal Retirement Age"........................................8
     2.29    "OASDI Rate"...................................................8
     2.30    "One-Year Break in Service"....................................8
     2.31    "Owner-Employee"...............................................8
     2.32    "Participant"..................................................8
     2.33    "Permissible Investment".......................................8


                                       (i)

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     2.34     "Plan".........................................................8
     2.35     "Plan Administrator"...........................................8
     2.36     "Plan Year"....................................................8
     2.37     "Qualified Matching Contributions".............................8
     2.38     "Qualified Nonelective Contributions"..........................9
     2.39     "Registered Investment Company"................................9
     2.40     "Salary Adjustment Agreement"..................................9
     2.41     "Self-Directed Brokerage Account"..............................9
     2.42     "Self-Employed Individual".....................................9
     2.43     "Sponsor"......................................................9
     2.44     "Taxable Wage Base"............................................9
     2.45     "Trust"........................................................9
     2.46     "Trustee"......................................................9
     2.47     "Valuation Date"...............................................9
     2.48     A "Year of Eligibility Service"................................9
     2.49     "Years of Vesting Service".....................................9

ARTICLE III - Participation...............................  ................10
     3.1      Satisfaction of Participation Requirements....................10
     3.2      Determination of Satisfaction of Participation Requirements by
                  Plan Administrator........................................11
     3.3      Duration of Participation.....................................11
     3.4      Leaves of Absence, etc........................................11
     3.5      Non-Discrimination............................................11
     3.6      Additional Participation Requirements.........................11
     3.7      Transfer from Eligible Class..................................12
     3.8      Transfer to Eligible Class....................................12

ARTICLE IV - Contributions to the Trust.....................................12
     4.1      Salary Adjustment Agreement...................................12
     4.2      Elective Deferrals............................................13
     4.3      After-tax Contributions.......................................13
     4.4      Matching Contributions........................................14
     4.5      Employer Contributions........................................14
     4.6      Determination of Contributions................................15
     4.7      Payment of Contributions......................................15
     4.8      Contributions Held in Trust...................................15
     4.9      Reversion of Certain Employer Contributions...................16
     4.10     Rollover Contributions........................................16

ARTICLE V - Participants' Accounts: Allocation of Assets and Contributions..16
     5.1      Participants' Accounts........................................16
     5.2      Allocation of Elective Deferrals..............................17


                                      (ii)

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      5.3      Allocation of After-tax Contributions........................17
      5.4      Allocation of Matching Contributions.........................17
      5.5      Allocation of Employer Contributions.........................17
      5.6      Allocation of Rollover Contributions.........................19
      5.7      Allocation of Forfeitures....................................19
      5.8      Valuation of Trust Assets and Adjustment of Account Balances.20
      5.9      Investment of Contributions..................................20
      5.10     Distributions and Forfeitures................................21

ARTICLE VI - Limitations on Elective Deferrals, Matching Contributions and
      After-Tax Contributions...............................................21
      6.1      Maximum Amount of Elective Deferrals.........................21
      6.2      Limitation on Elective Deferrals.............................22
      6.3      Limitation on After-tax Contributions and Matching
                   Contributions............................................25
      6.4      Multiple Use Test............................................28
      6.5      Further Limitations on Matching Contributions................28
      6.6      Special Rules................................................28
      6.7      Responsibility of the Employer and the Plan Administrator....29

ARTICLE VII - Payments to or for the Accounts of Participants or Terminated
      Participants..........................................................29
      7.1      Restrictions on Payments and Distributions...................29
      7.2      Retirement Benefits..........................................29
      7.3      Disability Benefits..........................................29
      7.4      Death Benefits...............................................29
      7.5      Termination of Employment Prior to Retirement or Death.......32
      7.6      In-Service Withdrawals.......................................34
      7.7      Methods and Timing of Payment................................36
      7.8      Minimum Distribution Requirements............................43
      7.9      Whereabouts of Participants and Beneficiaries................46
      7.10     Loans to Participants...........................   ..........47
      7.11     Distributions Upon Termination of Plan or Disposition
                    of Assets or Subsidiary.................................49
      7.12     Responsibility of the Employer and the Plan Administrator....49

ARTICLE VIII - Amendment and Termination of Plan............................49
      8.1      Amendment by Sponsor.........................................49
      8.2      Amendment by Employer........................................50
      8.3      Limitations on Vesting Amendments............................51
      8.4      Termination of Plan..........................................52
      8.5      Merger or Consolidation......................................52
      8.6      Termination of Trust.........................................52



                                      (iii)

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ARTICLE IX - Plan Administration............................................53
      9.1      Plan Administrator...........................................53
      9.2      Powers and Responsibilities of Plan Administrator............53
      9.3      Action by Plan Administrator.................................54
      9.4      Discretionary Action.........................................54
      9.5      Employment of Agents.........................................54
      9.6      Indemnification of Plan Administrator........................54
      9.7      Claims Procedure.............................................54

ARTICLE X - Establishment of Trust and Rights and Duties of Trustee.........55
      10.1     Establishment of Trust.......................................55
      10.2     Powers of Trustee............................................55
      10.3     Investments..................................................57
      10.4     Method of Holding and Selling Securities.....................57
      10.5     Voting; Delivery of Information..............................57
      10.6     Power to Borrow..............................................58
      10.7     Reliance on Trustee as Owners................................58
      10.8     Liquidation of Assets........................................58
      10.9     Reliance by Trustee on Other Persons.........................58
      10.10    Action by Individual Trustees................................59
      10.11    Records and Accounting.......................................59
      10.12    Payment of Taxes.............................................59
      10.13    Compensation and Expenses....................................60
      10.14    Resignation or Removal of Trustee............................60
      10.15    Indemnification of Trustee...................................60
      10.16    Successor to Institutional Trustee...........................61
      10.17    Responsibilities of Trustee..................................61
      10.18    Allocation and Delegation of Responsibilities................61

ARTICLE XI - The Employer...................................................62
      11.1     No Contract of Employment....................................62
      11.2     No Contract to Maintain Plan.................................62
      11.3     Liability of an Employer.....................................62
      11.4     Action by an Employer........................................62
      11.5     Successor to Business of an Employer.........................62
      11.6     Dissolution of the Employer..................................63
      11.7     Plan Covering Owner-Employee.................................63

ARTICLE XII - Limitation on Allocations.....................................64

ARTICLE XIII - Amendment and Continuation of Predecessor Plan; Transfer of Funds
      to or from Other Qualified Plans......................................70
      13.1     Amendment and Continuation of Predecessor Plan...............70


                                      (iv)

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      13.2     Transfer of Funds from an Existing Plan......................71
      13.3     Acceptance of Assets by Trustee..............................71
      13.4     Transfer of Assets from Trust................................72

ARTICLE XIV - Miscellaneous.................................................72
      14.1     Spendthrift Provision........................................72
      14.2     Notices......................................................72
      14.3     Facility of Payment..........................................72
      14.4     Construction.................................................72
      14.5     Impossibility of Performance.................................73
      14.6     Definition of Words..........................................73
      14.7     Titles.......................................................73
      14.8     Conflict with Plan Provisions................................73
      14.9     Non-Discrimination Data Substantiation.......................73

ARTICLE XV  -  Top Heavy Plans..............................................73
      15.1     Application of Article.......................................73
      15.2     Definitions..................................................73
      15.3     Determination of Top-Heavy Status............................76
      15.4     Provisions Applicable When Plan is Not Top-Heavy.............76
      15.5     Provisions Applicable When Plan is Top Heavy.................76
      15.6     Responsibility of the Employer and the Plan Administrator....77




                                       (v)

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                        THE INSTITUTIONAL PROTOTYPE PLAN


             ARTICLE I - Purpose; Internal Revenue Service Approval

         1.1 Purpose. The Employer and the Trustee have adopted the Plan and Trust, consisting of this Basic Plan Document and the Adoption Agreement executed by the Employer and the Trustee, for the purpose of prescribing uniform terms and conditions under which retirement and other benefits are to be provided from the Trust Fund to the Employer's Employees. It is intended that the Plan and Trust shall qualify as an employees' retirement trust within the meaning of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and shall comply with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). So far as possible, the Plan should be interpreted in a manner consistent with this intent. Except as provided in Sections 1.3 and 4.5 of the Plan, under no circumstances shall any part of the corpus or income of the Trust, other than such part as may be required to pay taxes, if any, or administrative expenses of the Plan or Trust, be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries.

         1.2 Internal Revenue Service Approval. Any Employer who adopts only a plan or plans established under a Standardized Adoption Agreement and Basic Plan Document No. 12, and who does not and has not in the past maintained any other plan (including a welfare benefit fund, as defined in Section 419(e) of the Code, which provides post-retirement medical benefits allocated to separate accounts for key employees, as defined in Section 419A(d)(3) of the Code, or an individual medical account, as defined in Section 415(l)(2) of the Code), may rely on the letter received by the Sponsor from the Internal Revenue Service determining that the text of the Plan satisfies the requirements of Section 401(a) of the Code and that the text of the Trust satisfies the requirements of
Section  501(a) of the Code.  Any other  Employer  should  apply to the Internal
Revenue Service, as soon as reasonably practicable after the Plan is established, for a determination that the Plan and Trust meet the aforesaid requirements.

         1.3 Qualification. If the Plan fails to attain or retain qualification under Sections 401(a) and 501(a) of the Code, the Plan will no longer participate in this prototype plan and will be considered an individually designed plan.

         Contributions by the Employer to the Trust are conditioned upon the Trust's initial qualification and retention of qualification upon amendment. If the Plan fails to attain or retain initial qualification, such contributions shall be returned to the Employer within one year after the denial of qualification, provided that the plan or plan amendment is submitted to the Internal Revenue Service within one year from the date of its adoption.




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                            ARTICLE II - Definitions

         Wherever used herein, unless the context clearly indicates otherwise, the following words shall have the following meanings:

         2.1 "Account" means any of the accounts established for a Participant in accordance with Section 5.1.

         2.2 "Adoption Agreement" means an agreement between the Employer and the Trustee, which establishes or amends the Plan and Trust and designates the optional provisions selected by the Employer and pursuant to which the Trustee accepts its responsibility under Article X. The provisions of the Adoption Agreement shall be an integral part of the Plan.

         2.3 "After-tax Contributions" means the contributions made to the Plan by Participants pursuant to Section 4.3 of the Plan.

         2.4 "Anniversary Date" of a Plan means the last day of its Plan Year.

         2.5 "Annuity Starting Date" means the first day of the first period for which an amount is paid as an annuity or in any other form.

         2.6 "Basic Plan Document" means "THE INSTITUTIONAL PROTOTYPE PLAN FIDELITY BASIC PLAN DOCUMENT NO. 12" as set forth herein or as the same may be amended from time to time.

         2.7 "Beneficiary" means the person or persons designated pursuant to the provisions of Section 7.4, to receive distributions of such Participant's account or accounts upon his death.

         2.8 "Compensation" for purposes of Articles IV, V and VI, means wages as defined in Section 3401 (a) of the Code and all other payments of compensation paid to an Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Sections 6041(d) and 6051(a)(3) of the Code (i.e., information required to be reported in the Wages, Tips and Other Compensation Box on Form W-2). Compensation must be determined without regard to any rules under Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code). Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under Section 125, 402(e)(3), 402(h)(1)(B) or 403(b) of the Code.

         If specified by the Employer in the Adoption Agreement, for purposes of Articles IV and V, Compensation or Earned Income shall exclude overtime, bonuses, commissions, taxable fringe

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benefits,  income incurred upon the exercise of stock options,  severance pay or
amounts  paid  to  the  Participant   before  the  Participant  is  eligible  to
participate in the Plan.

         For purposes of Section 2.23 (Highly Compensated Employee) and Section 15.2(b) (Key Employee), Compensation means Compensation as defined in Section 12.5(c), but including any amount which is contributed by the Employer pursuant to a salary reduction agreement which is not includible in the gross income of the Employee under Section 125, 402(e)(3), 402(h)(1)(B) or 403(b) of the Code.

         For purposes of Article XII (Code Section 415 Limitations) and Section 15.5(a) (top-heavy minimum contribution), Compensation means Compensation as defined in Section 12.5(c).

         In the case of any Self-Employed Individual, Compensation shall include the Self-Employed Individual's Earned Income.

         The annual Compensation of each Participant taken into account for purposes of determining all benefits provided under the Plan for any determination period shall not exceed $150,000, as adjusted by the Secretary at the same time and in the same manner as under Section 415(d) of the Code. If the period for determining Compensation used in calculating a Participant's allocation for a determination period is a short Plan Year (i.e., shorter than twelve months), the annual compensation limit is an amount equal to the otherwise applicable annual compensation limit multiplied by a fraction, the numerator of which is the number of months in the short Plan Year, and the denominator of which is twelve.

         In determining the Compensation of a Participant for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules the adjusted annual compensation limitation is exceeded, then (except for purposes of determining the portion of compensation up to the integration level), the limitation shall be prorated among the affected individuals in proportion to each such individual's compensation as determined under this Section prior to the application of this limitation.

         2.9 "Disability" means a Participant's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and such impairment qualifies the Participant to receive disability benefits from the Social Security Administration.

         2.10 "Earned Income" of a Self-Employed Individual means the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the Self-Employed Individual are a material income-producing factor, determined without regard to items not included in gross income and the deductions allocable to such items. In


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determining Earned Income, such net earnings are reduced by contributions by the
Employer to a qualified plan to the extent deductible under Section 404 of the Code.

         Net earnings shall be determined with regard to the deduction allowed to the Employer by Section 164(f) of the Code.

         2.11 "Effective Date" means the first day of the month on which the Plan or the amendment, whichever is applicable, becomes effective as specified in the applicable Adoption Agreement.

         2.12 "Elective Deferrals" means the contributions made to the Plan by the Employer pursuant to Section 4.2 of the Plan on behalf of a Participant who has entered into a Salary Adjustment Agreement with the Employer.

         2.13 "Employee" means any person who is employed by the Employer or any Related Employer, including a Self-Employed Individual. An Employee's employment shall be deemed to have commenced on the date on which he first performs an Hour of Service as an Employee.

         Any leased employee shall be treated as an Employee and contributions or benefits provided by the leasing organization which are attributable to services performed for the Employer or any Related Employer shall be treated as provided by the employer. Notwithstanding the foregoing, if such leased employees constitute less than twenty percent (20%) of the Employer's non-highly compensated workforce within the meaning of Section 414(n)(5)(C)(ii) of the Code, the preceding sentence shall not apply to any leased employee if such employee is covered by a money purchase pension plan providing: (1) a non-integrated employer contribution rate of at least ten percent (10%) of compensation (as defined in Section 415(c)(3) of the Code, but including amounts contributed to a salary reduction agreement which are excludable from the employee's gross income under Sections 125, 402(a)(8), 402(h) or 403(b) of the
Code), (2) immediate participation, and (3) full and immediate vesting. For purposes of this paragraph, the term "leased employee" means any person (other than an employee of the Employer) who pursuant to an agreement between the Employer and any other person ("leasing organization") has performed services for the Employer (or for the Employer and/or related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year and such services are of a type historically performed by employees in the business field of the Employer.

         2.14 "Employer" means a self-employed individual, sole proprietor, partnership, trust, or corporation identified as the Employer in the Adoption Agreement or any successor to all or a major portion of its business which pursuant to Section 11.5 adopts the Plan. "Related Employer" means (a) a corporation which, together with the Employer, is a member of a controlled group of corporations (as defined in Section 414(b) of the Code), (b) a trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Employer, (c) a corporation, a partnership or other entity which, together with the Employer, is a member of an affiliated service group (as defined in Section 414(m) of the Code), or (d) any other


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entity required to be aggregated with the Employer pursuant to regulations under
Section 414(o) of the Code. When used in this Basic Plan Document, the terms "an Employer" or "any Employer" refer to the Employer and all Related Employers.

         If the organization or other entity named as Employer in the Adoption Agreement is a sole proprietorship or a professional corporation and the sole proprietor of such proprietorship or the sole shareholder of the professional corporation dies, then the legal representative of the estate of such sole proprietor or shareholder shall be deemed to be the Employer until such time as, through the disposition of such sole proprietor's or sole shareholder's estate or otherwise, any organization or other entity succeeds to the interests of the sole proprietor in the proprietorship or the sole shareholder in the professional corporation.

         2.15 "Employer Contribution" means the contributions made by the Employer for the Participants pursuant to Section 4.5 of the Plan.

         2.16 "Entry Date" means (a) the first day of the Plan Year and (b) the first day of the seventh month of the Plan Year, or such other date or dates as may be elected by the Employer in the Adoption Agreement.

         2.17 "Excess Compensation" means the Participant's Compensation in excess of the Taxable Wage Base.

         2.18 "Family Member" includes the spouse, lineal ascendants and descendants of an Employee or former Employee and the spouses of such lineal ascendants and descendants.

         2.19 "Fidelity" means Fidelity Management and Research Company, or its successor, which is the mass submitter of this prototype plan.

         2.20 "Fidelity Funds" means any Registered Investment Company for which Fidelity serves as investment adviser or any group trust for which Fidelity or an affiliate serves as investment manager or discretionary trustee and that has been made available as investment under this Plan.

         2.21 "Fund Share" means the share, unit or other evidence of ownership in a Permissible Investment.

         2.22 "Fiscal Year" of an Employer means a twelve consecutive month period which is the fiscal year of the Employer as specified in its Adoption Agreement.

         2.23 "Highly Compensated Employee" means either a highly compensated active employee or a highly compensated former employee.

         A highly compensated active employee includes any Employee who performs service for the Employer during the determination year and who, during the look-back year: (i) received


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Compensation  from the  Employer in excess of $75,000 (as  adjusted  pursuant to
Section 415(d) of the Code; (ii) received Compensation from the Employer in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year; or (iii) was an officer of the Employer and received Compensation during such year that is greater than 50 percent of the dollar limitation in effect under Section 415(b)(1)(A) of the Code. The term Highly Compensated Employee also include: (i) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the one hundred (100) Employees who received the most Compensation from the Employer during the determination year; and (ii) Employees who are 5-percent owners at any time during the look-back year or determination year.

         If no officer has satisfied the compensation requirement of (iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

         For this purpose, the determination year shall be the Plan Year. The look-back year shall be the twelve-month period immediately preceding the determination year.

         A highly compensated former employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the employer during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

         If an Employee is, during a determination year or look-back year, a Family Participant of either a 5-percent owner who is an active or former Employee or a Highly Compensated Employee who is one of the ten (10) most Highly Compensated Employees ranked on the basis of Compensation paid by the Employer during such year, then the Family Participant and the 5-percent owner or top-ten Highly Compensated Employee shall be aggregated. In such case, the Family Participant and 5-percent owner or top-ten Highly Compensated Employee shall be treated as a single Employee receiving Compensation and plan contributions or benefits equal to the sum of such Compensation and contributions or benefits of the Family Participant and 5-percent owner or top-ten Highly Compensated Employee.

         The determination of who is a Highly Compensated Employee, including the determination of the number and identity of Employees in the top-paid group, the top one hundred (100) Employees, the number of Employees treated as officers and the Compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

         The determination of who is a Highly Compensated Employee may be made pursuant to Internal Revenue Service Revenue Procedure 93-42, Data Substantiation Guidelines and NonDiscrimination Requirements of Sections 401(a)(4), 410(b) and Related Code Sections.

         2.24     An "Hour of Service" means:

         (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Employer or a Related Employer. These hours shall be credited to the Employee for the computation period in which the duties are performed;

         (b) Each hour for which an Employee is paid, or entitled to payment by an Employer or a Related Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph shall be calculated and credited pursuant to
Section 2530.200b-2(b) and (c) of the Department of Labor Regulations which are incorporated herein by this reference;

         (c) Each hour for which an Employee would have been credited with an Hour of Service but for his absence from work by reason of pregnancy, birth or adoption of his child, or for purposes of caring for such child during a period beginning immediately following such birth or adoption. No more than 501 Hours of Service will be credited under this paragraph for any single continuous period. Such Hours shall be credited in the computation period during which such absence begins if such credit is necessary to avoid a One-Year Break in Service for such year; otherwise, such Hours shall be credited in the immediately following computation period;

         (d) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer. The same Hours of Service shall not be credited both under paragraph (a), (b) or (c), as the case may be, and under this paragraph (d). These hours shall be credited to the Employee for the computation period to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made;

         (e) Each hour (other than those  credited  under  Paragraphs  (a), (b),
(c), or (d)) for which an Employee is credited pursuant to Section 3.4 of the Plan; and

         (f) Where the Employer maintains the plan of a predecessor employer or if a predecessor employer has been designated as such in the Adoption Agreement, Hours of Service for such predecessor employer shall be treated as Hours of Service for the Employer. If such predecessor employer was not a corporation, Hours of Service as an Employee, a sole proprietor or partner of such predecessor employer shall be treated as Hours of Service for the Employer.

         2.25 "Matching Contributions" means the contributions made by the Employer pursuant to Section 4.4 of the Plan on behalf of a Participant on account of his Elective Deferrals made under this Plan.

         2.26 "Maximum  Disparity  Rate" means the greater of (i) 5.7 percent or
(ii) the OASDI Rate.

         2.27 "Non-Highly Compensated Employee" means any Employee entitled to participate in the Plan as determined under Article III who is not a Highly Compensated Employee.

         2.28 "Normal Retirement Age" for any Employee means age 65 or such lower age specified in the Adoption Agreement.

         2.29 "OASDI Rate" for a Plan Year shall mean that portion of the tax rate under Section 3111(a) of the Code in effect on the first day of the Plan Year which is attributable to old age insurance.

         2.30 "One-Year Break in Service" means, with respect to any Employee, a period of severance of at least twelve consecutive months. A period of severance is a continuous period of time during which the Employee does not perform an Hour of Service for the Employer. Such period begins on the date the Employee retires, quits or is discharged, or if earlier, the twelve-month anniversary of the date on which the Employee was otherwise absent from service.

         2.31 "Owner-Employee" means an individual who is a sole proprietor of an Employer or who is a partner owning more than ten percent (10%) of either the capital or profits interest of a partnership which is an Employer.

         2.32 "Participant" means any Employee entitled to participate in the Plan as determined under Article III and any former Employee with respect to whom any Accounts are maintained under the Plan.

         2.33 "Permissible Investment" means the investments specified by the Plan Administrator available for investment of assets of the Trust, and agreed to by the Trustee and the Sponsor, which may include Fidelity Funds, other Registered Investment Companies, group or collective investment funds maintained by the Trustee, or bank or insurance companies fixed interest income contracts.

         2.34 "Plan" means the plan established by the Employer under an Adoption Agreement.

         2.35 "Plan Administrator" means the administrator and named fiduciary of the Plan as identified in Section 9.1.

         2.36 "Plan Year" means the calendar year, unless a different twelve consecutive month period is specified in the Adoption Agreement.

         2.37 "Qualified Matching Contributions" means the contributions made by the Employer for a Plan Year pursuant to Section 4.5(d) on behalf of a Participant who is a Non-Highly Compensated Employee and who has made Elective Deferrals to the Plan for the Plan Year.

         2.38 "Qualified Nonelective Contributions" means the contributions made by the Employer pursuant to Section 4.5(c) on behalf of a Participant who is a Non-Highly Compensated Employee.

         2.39   "Registered   Investment   Company"   means   any  one  or  more
corporations, partnerships or trusts registered under the Investment Company Act of 1940, as amended.

         2.40 "Salary  Adjustment  Agreement"  means the agreement  described in
Section 4.2 and entered into between a Participant and the Employer.

         2.41 "Self-Directed Brokerage Account" means a brokerage account established on behalf of a Participant and which may be invested at the self-direction of the Participant in any Permissible Investments or any publicly-traded security. No part of a Self-Directed Brokerage Account may be invested in stock of the Employer.

         2.42  "Self-Employed  Individual"  means an  individual  who has Earned
Income for the taxable year from an Employer, or an individual who would have had such Earned Income but for the fact that the Employer had no Net Profits for the taxable year.

         2.43 "Sponsor" means Fidelity [OPTIONAL = any entity that has become a sponsoring organization of this Fidelity mass submitter institutional prototype plan may substitute its name here for that of Fidelity.]

         2.44 "Taxable Wage Base" means the maximum amount of earnings which may be considered wages for the calendar year containing the first day of the Plan Year, under Section 3121(a)(1) of the Code.

         2.45 "Trust" means the trust established under Article X and an Adoption Agreement.

         2.46 "Trustee" means the financial institution or person or persons who have executed the Adoption Agreement as trustee or trustees or successor trustee or trustees appointed by the Employer and acting as trustee for the purposes of the Plan.

         2.47 "Valuation Date" means any date for revaluation of the Trust and adjustments of the accounts held thereunder as determined in accordance with
Section 5.8.

         2.48 A "Year of Eligibility Service" for any Employee of an Employer means each twelve consecutive month period beginning on the date the Employee first performs an Hour of Service or any anniversary thereof, during which twelve-month period he is credited with at least 1,000 Hours of Service.

         2.49 "Years of Vesting Service" means, with respect to any Employee, the number of whole years of his periods of service with the Employer or a Related Employer, subject to any exclusions elected by the Employer in the Adoption Agreement. An Employee will receive credit for the aggregate of all time periods commencing with the Employee's first day of employment or reemployment and ending on the date a One-Year Break in Service begins, except to the extent any such periods are excluded under the Adoption Agreement. The first day of employment or reemployment is the first day the Employee performs an Hour of Service. An Employee will also receive credit for any period of severance of less than twelve consecutive months. Fractional periods of a year will be expressed in terms of days.

         In the case of a Participant who has five (5) consecutive One-Year Breaks in Service, all Years of Vesting Service after such breaks in service will be disregarded for the purpose of vesting the employer-derived account balance that accrued before such breaks, but both pre-break and post-break service will count for the purposes of vesting the Employer-derived account balance that accrues after such breaks.

         In the case of a Participant who does not have five (5) consecutive One-Year Breaks in Service, both the pre-break and post-break service will count in vesting both the pre-break and post-break Employer-derived account balance.

         In the case of an individual who is absent from work for maternity or paternity reasons, the twelve-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a One-Year Break in Service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (a) by reason of the pregnancy of the individual, (b) by reason of the birth of a child of the individual, (c) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

         If the Plan maintained by the Employer is the plan of a predecessor employer, an Employee's Years of Vesting Service shall include years of service with such predecessor employer. In any case in which the Plan maintained by the Employer is not the plan maintained by a predecessor employer, service for such predecessor shall be treated as service for the Employer to the extent provided in the Adoption Agreement.

                           ARTICLE III- Participation

         3.1 Satisfaction of Participation Requirements. Each Employee of an Employer who on the Effective Date meets the participation requirements specified in Section 3.6 and the conditions specified in the Adoption Agreement shall become or continue to be a Participant on the Effective Date. Each other Employee of an Employer, including each future Employee, who meets such participation requirements after the Effective Date shall become a Participant on the later of the date he becomes an Employee and the Entry Date coincident with or next following the date he meets such participation requirements. An Employer using a Full Service Adoption Agreement may specify different conditions that an Employee must meet in order to be eligible to make Elective

Deferral  and  After-tax  Contributions  or to be eligible  to receive  Employer
Contributions and Matching Contributions. An Employee who has met the eligibility conditions to make Elective Deferrals and After-tax Contributions but who has not met the eligibility conditions for Employer Contributions and Matching Contributions shall not be considered a Participant for purposes of eligibility to receive Employer Contributions and Matching Contributions until the Entry Date on which such conditions are met.

         3.2 Determination of Satisfaction of Participation Requirements by Plan Administrator. The determination of the participation of an Employee of an Employer shall be made by the Plan Administrator from the Employer's records.

         3.3 Duration of Participation. A Participant shall cease participation for all purposes of the Plan when he no longer satisfies the participation requirements and is not eligible and will not become eligible to receive any further benefits from the Plan on account of his prior employment. A former Participant or Employee who terminated employment after satisfying the participation requirements shall again become a Participant immediately on the day when he again becomes an eligible Employee.

         3.4 Leaves of Absence, etc. In the case of an Employee who, without pay, leaves an Employer to enter the armed services of the United States of America and who returns to its employ at or before the expiration of ninety (90) days after the date on which he is first entitled to be released from active duty in the armed services (or at such later date as the Employer may approve or as may be required by law) or in the case of an Employee who is absent from work, with the approval of an Employer and without pay, by reason of vacation, sickness, disability, temporary lay-off, jury duty, or leave of absence for other similar reasons, the Employer shall credit such Employee for such period of absence with the number of Hours of Service determined by multiplying the number of Hours of Service in such Employee's last full regular work week immediately preceding such absence by the duration (in weeks) of such absence. For purposes of granting leaves of absence, Employees in similar circumstances shall be treated alike by an Employer in accordance with the standards set forth in Section 9.4. Nothing herein contained shall restrain an Employer's right to terminate the employment of any Employee, whether or not during a leave of absence.

         3.5 Non-Discrimination. In no event may the participation requirements under the Plan be more favorable for Highly Compensated Employees (as defined in Section 414(q) of the Code) than for other Employees.

         3.6 Additional Participation Requirements. An Employee employed in the ineligible categories described in paragraph (a), (b) and/or (c) below will not be eligible to become a Participant in the Plan:

         (a)   Employees  who  are   nonresident   aliens  and  who  receive  no
compensation from the Employer, which constitutes income from sources within the United States.

         (b) If the Adoption Agreement provides that Employees covered by a collective bargaining agreement which does not include this Plan are excluded from the Plan, then such exclusion shall be applicable only if retirement benefits were the subject of good faith bargaining. If this paragraph (b) is applicable, the term "collective bargaining representative" does not include any organization more than half of whose members are employees who are owners, officers, or executives of the Employer.

         (c) Classes of Employees specified by the Employer in the Adoption Agreement as ineligible to participate in the Plan.

         3.7 Transfer from Eligible Class. In the event a Participant is no longer in an eligible class of Employees, as defined in the Adoption Agreement and Section 3.6, such Participant will cease be eligible to make Elective Deferrals or After-Tax Contributions or to share in Employer Contributions, Matching Contributions and forfeitures but shall continue to be treated as an Employee for all other purposes under the Plan. If such Participant returns to an eligible class, such Participant shall participate immediately in the Plan upon returning to such eligible class.

         3.8 Transfer to Eligible Class. In the event an Employee who is not a member of an eligible class of employees, as defined in the Adoption Agreement and Section 3.6, becomes a member of an eligible class, such Employee shall become a Participant immediately if such Employee has satisfied the otherwise applicable participation requirements specified in the Adoption Agreement.

                     ARTICLE IV - Contributions to the Trust

         4.1 Salary Adjustment Agreement. If an Employer has specified in its Adoption Agreement that Elective Deferrals may be made to the Trust, each Participant may, but shall not be required to, enter into a Salary Adjustment Agreement with the Employer under which the Participant agrees to reduce his Compensation by a specified percent and the Employer agrees to contribute such amount on the Participant's behalf to the Trust. The terms of such Salary Adjustment Agreement shall:

         (a) specify the percentage of such Participant's Compensation to be paid by the Employer on the Participant's behalf each pay period to the Trust;

         (b) provide that the Plan Administrator may reduce the percentage or amount in (a) if necessary to assure that the applicable limitations on contributions and allocations set forth in Articles VI and XII are satisfied for each Plan Year;

         (c) specify the date as of which the Salary Adjustment Agreement becomes effective, which date shall be the first day of a future pay period; and

         (d) set forth such other or additional information as in the opinion of the Plan Administrator is desirable or necessary for the operation of the Plan.

         An Employee who is a Participant on the Effective Date may enter into a Salary Adjustment Agreement with the Employer at least fifteen (15) days (or such shorter period as the Plan Administrator allows) prior to the Effective Date, such Salary Adjustment Agreement to be effective as of the first payroll period commencing after said date. In the case of any other Employee becoming a Participant for the first time or in the case of a former Employee becoming a Participant upon reemployment, (i) the Plan Administrator shall notify such Employee of his eligibility to enter into a Salary Adjustment Agreement in advance of the date on which such Employee becomes a Participant and shall forward to such individual a Salary Adjustment Agreement; and (ii) salary reduction shall commence on behalf of such Employee with the first pay period commencing after he becomes a Participant if such Employee enters into the Salary Adjustment Agreement with the Employer at least fifteen (15) days (or such shorter period as the Plan Administrator allows) prior to the date he becomes a Plan Participant. In all cases, the initiative for applying for salary reduction rests with the individual Employee.

         4.2 Elective Deferrals. Subject to the provisions of Articles VI and XII, for each pay period, the Employer shall contribute to the Trust on behalf of each Participant an amount equal to the percentage of such Participant's Compensation specified in the Salary Adjustment Agreement between the Employer and such Participant. Each Participant may elect to increase or decrease the amount or percentage rate of such Participant's salary adjustment only as of the first day of any future payroll period for which the Employer can reasonably process the request. Each Participant may elect to suspend completely his salary adjustment as of the first day of any future payroll period for which the Employer can reasonably process the request. Each such change or suspension shall be made by notice filed with the Plan Administrator in advance. No change in or suspension of the amount or percentage rate of the Participant's salary adjustment shall be made at any other time by the Participant and the salary adjustment amount or percentage rate in force at any time shall continue in force unless and until changed in accordance with the provisions of the preceding sentences. All Elective Deferrals under this Section 4.2 shall be recorded in a separate Elective Deferral Account and shall be fully vested at all times.

         4.3 After-tax Contributions. If an Employer has specified in its Adoption Agreement that its Employees who are Participants may contribute to the Trust, then, subject to the provisions of Articles VI and XII, each such Participant may, but shall not be required to, contribute to the Trust such amounts in cash as he may choose. Such amounts shall be nondeductible contributions. After-tax Contributions for each Plan Year may be made by payroll deduction or otherwise, as permitted by the Employer and the Plan Administrator, and must be made at such time or times as the Employer shall determine. Each Participant may elect to increase or decrease the amount or percentage rate of his After-tax Contributions only as of the first day of any future payroll period for which the Employer can reasonably process the request. Each Participant may elect to suspend completely his After-tax Contributions as of the first day of any future payroll period for which the Employer can reasonably process the request. Each such change or suspension shall be made by notice filed with the Plan Administrator in advance. No change in or suspension of the amount or percentage rate of the Participant's After-tax Contributions shall be made at any other time by the Participant and the amount or percentage rate of After-tax Contributions in force at any time shall continue in force unless and until changed in accordance with the preceding sentences. All contributions under this Section 4.3 shall be recorded in a separate After-tax Account and shall be fully vested at all times.

         4.4 Matching Contributions. If an Employer has specified in its Adoption Agreement that Matching Contributions will be made to the Trust, then for each Plan Year, the Employer shall, subject to the restrictions set forth in
Article XII, pay to the Trustee an amount determined in accordance with its Adoption Agreement; provided, however, that the Matching Contribution paid to the Trustee for any Plan Year shall not exceed the maximum amount permitted as a Federal income tax deduction for the Employer on account of such contribution for such Plan Year. The amount of Matching Contributions to be funded shall be reduced by any available forfeitures pursuant to Section 5.7 unless otherwise provided in the applicable Adoption Agreement. Matching Contributions shall be calculated and funded by the Employer at the frequency set forth in the Adoption Agreement.

         The Plan is designed to qualify as a profit-sharing plan for purposes of Sections 401(a), 402, 412 and 417 of the Code, but the Employer may make Matching Contributions without regard to net profits.

         4.5 Employer Contributions.

         (a) Money Purchase Formula: If the Plan is established under a Money Purchase Adoption Agreement (a "Money Purchase Plan"), for each Plan Year, an Employer shall, subject to the restrictions set forth in Article XII, pay to the Trustee an amount determined in accordance with its Adoption Agreement; provided, however, that an Employer's contribution paid to the Trustee for any Plan Year shall not exceed the maximum amount permitted as a Federal income tax deduction for the Employer on account of such contribution for such Plan Year.

         The amount of the Employer Contributions to be funded shall be reduced by any available forfeitures pursuant to Section 5.7 hereof unless otherwise provided in the applicable Adoption Agreement.

         (b) Profit Sharing Formula: If the Plan is established under a Profit Sharing Adoption Agreement, for each Plan Year, an Employer shall, subject to the restrictions set forth in Article XII, pay to the Trustee an amount determined in accordance with its Adoption Agreement; provided, however, that an Employer's contribution paid to the Trustee for any Plan Year shall not exceed the maximum amount permitted as a Federal income tax deduction for the Employer on account of such contribution for such Plan Year.

         The Plan is designed to qualify as a profit-sharing plan for purposes of Sections 401(a), 402, 412 and 417 of the Code, but the Employer may make Employer Contributions to the Plan without regard to net profits.

         (c) Qualified Nonelective Contributions. If an Employer has specified in its Adoption Agreement that Qualified Nonelective Contributions may be made to the Trust, then in lieu of distributing Excess Contributions as provided in
Section 6.2 of the Plan, or distributing or forfeiting Excess Aggregate Contributions as provided in Section 6.3 of the Plan, in any Plan Year, the Employer may make a specific contribution to the Trust calculated on a pro rata basis in accordance to Compensation (as defined for testing purposes) on behalf of all Participants who are Non-highly Compensated Employees in an amount sufficient to enable the Plan to satisfy the Average Deferral Percentage test and/or Average Contribution Percentage test pursuant to regulations under the Code. Such Qualified Nonelective Contributions are subject to full and immediate vesting and are distributable only after the Participant has attained age 59 1/2, has terminated employment, or pursuant to Section 7.11.

         (d) Qualified Matching Contributions. In lieu of distributing or forfeiting Excess Aggregate Contributions as provided in Section 6.3 of the Plan, if so provided in the Adoption Agreement, in any Plan Year, the Employer may make a specific contribution to the Trust calculated on a pro rata basis based on Matching Contributions allocated to all Participants who are Non-Highly Compensated Employees and who made Elective Deferrals to the Trust during the Plan Year up to the amount sufficient to enable the Plan to satisfy the Average Contribution Percentage test pursuant to regulations under the Code. Such Qualified Matching Contributions are subject to full and immediate vesting and are distributable only after the Participant has attained age 59 1/2, has terminated employment, or pursuant to Section 7.11.

         4.6 Determination of Contributions. The amount of Employer Contributions and Matching Contributions for each Plan Year shall be determined by the Employer in accordance with the terms of this Plan and the applicable Adoption Agreement. The amount of the contribution, as determined by the Employer, shall be conclusive and binding on all persons.

         4.7 Payment of Contributions. The Employer Contributions and Matching Contributions to the Trust for each Plan Year of the Employer shall be made within the time required by law in order to obtain a deduction of the amount of such payment for Federal income tax purposes for such Plan Year, as determined under the applicable provisions of the Code. The Elective Deferrals and After-tax Contributions to the Trust for each calendar month shall be made as soon as administratively possible and in no event no later than fifteen (15) business days immediately following the calendar month to which such contributions relate.

         4.8 Contributions Held in Trust. All contributions made hereunder are to be held by the Trustee in the Trust in accordance with the provisions of
Article X, and are to be invested and reinvested as provided therein.

         4.9 Reversion of Certain Employer Contributions. All contributions by an Employer hereunder shall be made upon the condition that such contributions are fully deductible for Federal income tax purposes. In the event that any such deduction is disallowed in whole or in part, then the Employer may direct the Trustee to return such contribution (to the extent disallowed) to the Employer at any time within the twelve (12) month period commencing on the date of disallowance. In the event that an Employer shall make a contribution hereunder on the basis of a mistake of fact, the Employer may direct the Trustee to return such contribution to the Employer at any time within the twelve (12) month period commencing on the date of contribution.

         4.10 Rollover Contributions. Notwithstanding anything to the contrary elsewhere herein, with the consent of the Plan Administrator, an Employee who is in an eligible class under Section 3.6 may make and the Trustee shall accept a Rollover Contribution, subject to the consent of the Trustee if the contribution includes property other than cash. A Rollover Contribution shall mean a contribution which is an "eligible rollover distribution" within the meaning of
Section 402(c)(4) of the Code or a "rollover distribution" within the meaning of
Section 408(d)(3)(A)(ii) and which satisfies all applicable provisions of the Code. An Employee who is in an eligible class under Section 3.6 may make a contribution under this section whether or not he has satisfied the participation requirements with respect to age and service specified in the Adoption Agreement. An Employee who makes a contribution under this Section 4.10 and does not otherwise qualify as a Participant is, nevertheless, deemed to be a Participant for the limited purpose of administering that contribution with respect to directed investments, in-service withdrawals, loans and distributions. Contributions under this Section 4.10 may be made in cash, check, participants' promissory notes or securities, provided that such promissory notes and securities are acceptable to the Trustee and the recordkeeper. All contributions under this Section 4.10 shall be credited to a separate Rollover Account for such Employee which shall be fully vested at all times. Rollover contributions pursuant to this Section 4.10 shall not be deemed to be Participant contributions for purposes of Article XII.

   ARTICLE V - Participants' Accounts: Allocation of Assets and Contributions

         5.1 Participants' Accounts. The Plan Administrator shall maintain an Elective Deferral Account for each Participant on whose behalf Elective Deferrals have been contributed to the Trust pursuant to Section 4.2, an After-tax Account for each Participant who has contributed to the Trust pursuant to Section 4.3, a Matching Account for each Participant on whose behalf Matching Contributions have been contributed to the Trust pursuant to Section 4.4, an Employer Account for each Participant on whose behalf Employer Contributions have been contributed to the Trust pursuant to Section 4.5(a) or (b), and a Rollover Account for each Employee who has contributed to the Trust pursuant to
Section 4.10. The Plan Administrator shall also maintain a Qualified Nonelective Contribution Account for each Participant on whose behalf Qualified Nonelective Contributions and/or Qualified Matching Contributions have been contributed to the Trust pursuant to Section 4.5(c) and (d). If the Employer Contributions under Section 4.5(b) also qualify as Qualified Nonelective Contributions, then the Plan Administrator shall only maintain one Qualified Nonelective Contribution Account for each Participant for purpose of holding Employer Contributions made pursuant to both Sections 4.5(b), (c) and (d). The Plan Administrator shall also maintain Transferee Plan Accounts for each Participant for whom assets have been transferred from a Transferee Plan.

         5.2 Allocation of Elective Deferrals. At the time of payment of Elective Deferrals to the Trust pursuant to Section 4.2, the Employer shall deliver to the Plan Administrator a schedule showing the name of each Participant for whom Elective Deferrals are included in such payment and the amount of Elective Deferrals made on behalf of each such Participant. Subject to the provisions of Articles VI and XII, the Plan Administrator shall allocate to the Elective Deferral Account of each Participant listed on such schedule the amount of Elective Deferrals made on his behalf to the Trust as shown therein.

         5.3 Allocation of After-tax Contributions. At the time of payment of After-tax Contributions to the Trust pursuant to Section 4.3, the Employer shall deliver to the Plan Administrator a schedule showing the name of each Participant whose After-tax Contributions are included in such payment and the amount of After-tax Contributions made by each such Participant. Subject to the provisions of Articles VI and XII, the Plan Administrator shall allocate to the After- tax Account of each Participant listed on such schedule the amount of his After-tax Contributions as shown therein.

         5.4 Allocation of Matching Contributions. At the time of payment of Matching Contributions to the Trust pursuant to Section 4.4, the Employer shall deliver to the Plan Administrator a schedule showing the name of each Participant for whom Matching Contributions are included in such payment and the amount of Matching Contributions for each such Participant as determined by the applicable provisions of the Adoption Agreement. The Participants who are entitled to receive Matching Contributions shall be those Participants on whose behalf Elective Deferrals have been made and who have satisfied the eligibility conditions for receiving Matching Contributions as set forth in the Adoption Agreement. Subject to the provisions of Articles VI and XII, the Plan Administrator shall allocate to the Matching Account of each Participant listed on such schedule the amount of Matching Contributions made on his behalf to the Trust as shown therein.

         5.5 Allocation of Employer Contributions.

         (a) Schedule. At the time of payment of Employer Contributions to the Trust pursuant to Section 4.5(a), the Employer shall deliver to the Plan Administrator a schedule showing the name of each person who is an eligible Participant entitled to share in the allocation of Employer Contributions for the Plan Year (as determined in accordance with the Adoption Agreement), and opposite the name of each such Participant, the amount of Compensation paid to him by the Employer during such Plan Year.

         (b) Allocation of Employer Contributions.

                  (i) MONEY PURCHASE PLANS NOT INTEGRATED WITH SOCIAL SECURITY. If the allocation of Employer contributions is not integrated with Social

         Security, the Plan Administrator shall, subject to the limitations imposed by Article XII, credit to the Employer Account of each Participant listed on the schedule furnished by the Employer pursuant to Section 5.5(a) that portion of the Employer Contribution for such Plan Year which bears the same ratio to the total amount of such contribution as the Compensation shown for such Participant on such schedule bears to the aggregate Compensation shown on said schedule for all such Participants.

                           (ii) MONEY PURCHASE PLANS NOT INTEGRATED WITH SOCIAL SECURITY. If an integrated formula has been selected in the Adoption Agreement, the Plan Administrator shall, subject to the limitations imposed by Article XII, credit to the Employer Account of each Participant listed on the schedule furnished by the Employer pursuant to Section 5.5(a) a portion of the Employer Contribution for such Plan Year on the following basis:

                                    FIRST,  an  amount  equal to the  percentage
                  specified in Paragraph 4(B)(1) of the Adoption Agreement times the aggregate Compensation of all Participants listed on the schedule for such Plan Year shall be credited to such Participants' Employer Accounts in proportion to their Compensation for such Plan Year; and

                                    SECOND,  an amount  equal to the  percentage
                  specified in Paragraph 4(B)(2) of the Adoption Agreement times the aggregate Excess Compensation of all Participants listed on the schedule for such Plan Year shall be credited to the Employer Accounts of such Participants in proportion to their Excess Compensation for such Plan Year.

                           (iii) PROFIT SHARING PLANS NOT INTEGRATED WITH SOCIAL SECURITY. If the allocation of Employer Contributions is not integrated with Social Security, the Plan Administrator shall, subject to the limitations imposed by Article XII, credit to the Employer Account of each Participant listed on the schedule furnished by the Employer pursuant to Section 5.5(a) that portion of the Employer Contribution for such Plan Year which bears the same ratio to the total amount of such contribution as the Compensation shown for such Participant on such schedule bears to the aggregate Compensation shown on said schedule for all such Participants. Notwithstanding the foregoing, if the Adoption Agreement provides for a fixed flat dollar amount of
         Employer Contribution for each eligible Participant, the Plan Administrator shall, subject to the limitations imposed by Article X11, credit to the Employer Account of each eligible Participant such fixed flat dollar amount of Employer Contribution.

                           (iv) PROFIT SHARING PLANS INTEGRATED WITH SOCIAL SECURITY. If an integrated formula has been selected in tile Adoption Agreement, the Plan Administrator shall, subject to the limitations imposed by Article XII, credit to the Employer Account of each Participant listed on the schedule furnished by the Employer pursuant to

         Section 5.5(b) a portion of the Employer Contribution for such Plan Year on the following basis:

                                    FIRST,   Employer   Contribution   will   be
                  allocated to the Employer Account of each eligible Participant in the ratio that the sum of each such Participant's Compensation and Excess Compensation for the Plan Year bears to the sum of the aggregate Compensation and Excess Compensation shown on the schedule for all such Participants, provided that the amounts so credited to the Participant's Employer Account for the Plan Year shall not exceed the Maximum Disparity Rate times the sum of the Participant's Compensation and Excess Compensation; and

                                    NEXT,    the   balance   of   the   Employer
                  Contribution shall be allocated to the Participants' Employer Accounts in proportion to their Compensation for such Plan Year.

         5.6 Allocation of Rollover Contributions. At the time of payment of rollover contributions to the Trust pursuant to Section 4.10, the Employer shall deliver to the Plan Administrator a schedule showing the name of each Employee whose rollover contributions are included in such payment and the amount of rollover contributions made by each such Participant. The Plan Administrator shall allocate to the Rollover Account of each Participant listed on such schedule the amount of his rollover contributions as shown therein.

         5.7 Allocation of Forfeitures. The amounts forfeited by terminated Participants pursuant to Sections 6.3, 6.5 and 7.5 in any Plan Year shall be initially held in a holding account by the Trustee and invested in Fund Shares of a fund selected by the Plan Administrator. The amount in the holding account shall be used to restore forfeitures as provided in Section 7.5(b). Any amount remaining in the holding account at the end of the Plan Year in which the forfeiture occurs shall be used to reduce the contributions of the Employer next payable under the Plan (or applied towards payment of administrative expenses of the Plan); provided, however, that if so elected by the Employer in the Adoption Agreement, the amount in the holding account attributable to forfeitures of Matching Contributions shall be allocated pro rata based on Matching Contributions for the entire Plan Year. If no Matching Contributions have been allocated, then forfeitures of Matching Contributions shall be allocated pro rata based on Elective Deferrals for the entire Plan Year without regard to all allocation conditions set forth in the Adoption Agreement. If no Elective
Deferrals or Matching Contributions are made or allocated, forfeitures of Matching Contributions shall be allocated into the Matching Accounts, but calculated as if they were additional forfeitures of Employer Contributions. If so elected by the Employer in the Adoption Agreement, the amount in the holding account attributable to forfeitures of Employer Contributions shall be allocated pro rata based on Employer Contributions for the entire Plan Year. If no Employer Contributions have been allocated, then such forfeitures shall be allocated pro rata based on eligible Participants' Compensation for the Plan Year, using Compensation as defined for allocation of Employer Contributions.

         5.8 Valuation of Trust Assets and Adjustment of Account Balances. As of each Anniversary Date of the Trust and as of any other date which the Plan Administrator in its discretion may determine (any of which dates is herein referred to as a "Valuation Date"), the Trustee shall determine and report to the Plan Administrator the net asset value of the Fund Shares and the net worth of each Participant's Accounts and the Trust. In determining the net worth of each Participant's Accounts and the Trust, the Trustee shall value assets at their fair market value. In the case of assets with no readily ascertainable fair market value, the Trustee shall determine the said value on any reasonable basis it may deem appropriate. As of each Valuation Date, the Plan Administrator shall adjust the Account balances of each Participant to reflect contributions, distributions, withdrawals, forfeitures, loans and earnings, expenses, gains and losses attributable to the Fund Shares held in each Participant's Accounts. As of each Valuation Date, the Plan Administrator shall adjust the balance in each Self-Directed Brokerage Account to reflect contributions, distributions, withdrawals, forfeitures, loans, and earnings, expenses, gains and losses attributable to the investments held in each Self-Directed Brokerage Account. The Plan Administrator shall follow a method consistently followed and uniformly applied with each Participant's Accounts and Self-Directed Brokerage Account, if any.

         5.9 Investment of Contributions.

         (a) Manner of Investment. All contributions made to the Accounts of Participants shall be held for investment by the Trustee. Except to the extent that a Participant's Account is invested in a loan pursuant to Section 7.10, the Accounts of Participants shall be invested and reinvested only in Fund Shares of the Permissible Investments selected by the Employer in the Adoption Agreement or if the Employer has specified in the Adoption Agreement that Self-Directed Brokerage Accounts are permitted under the Plan, in publicly-traded securities, other than stock of the Employer. Each Participant must satisfy the minimum amount imposed by the Employer before he may establish a Self-Directed Brokerage Account.

         (b) Investment Decisions.

                           (i) To the extent provided in the Adoption Agreement, each Participant shall direct the investment of his Accounts. Pursuant to Section 10.3, the Trustee shall have no discretionary authority, and shall render no investment advice and make no recommendations, except as provided in Section 5.9(d), with respect to the investment of the Trust Fund. If the Participant is directing the investment of his Accounts, the Participant shall file initial investment instructions as well as subsequent investment instructions with the Plan Administrator, on such form or voice response system as the Plan Administrator may provide.

         While any balance remains in the Accounts of a Participant after his death, the Beneficiary of the Participant shall make decisions as to the investment of the Accounts to the same extent as if the Beneficiary were the Participant. To the extent required by a Qualified Domestic Relations Order, an alternate payee shall make investment decisions with respect to the portion of a Participant's Accounts subject to the Qualified Domestic Relations Order to the same extent as if such alternate payee were the Participant.

                           (ii) To the extent provided in the Adoption Agreement, the Plan Administrator shall direct the Trustee as to the investment of the Participant's Accounts. The Plan Administrator shall also have the right to make decisions as to the investment of the
         Accounts of missing Participants or select a default fund for Participants who fail to make investment decisions.

                           (iii)   All    dividends,    interest,    gains   and
         distributions of any nature received in respect of Fund Shares shall be reinvested in additional shares of that fund.

                           (iv) Expenses attributable to the acquisition of investments shall be charged to the appropriate Account or Self-Directed Brokerage Account of the Participant for which such investment is made.

         (c) Trustee's Responsibility. The Trustee shall have no duty to inquire into the investment decision of a Participant or a Plan Administrator or to advise such person regarding the purchase, retention or sale of assets credited to any Participant's Accounts.

         5.10 Distributions and Forfeitures. Whenever the Trustee shall make any distribution to or on behalf of a Participant from any of his Accounts in accordance with the provisions of Article VII, the amount so distributed shall be based upon the value of such Account as of the Valuation Date coincident with or next preceding the date of such distribution, and shall thereupon be charged against such Account. Whenever a Participant shall forfeit all or any portion of the amount standing to the credit of his Employer Account and Matching Account in accordance with the provisions of Section 7.5, the amount so forfeited shall be charged against his Employer Account and Matching Account, respectively.

     ARTICLE VI - Limitations on Elective Deferrals, Matching Contributions
                           and After-Tax Contributions

         6.1 Maximum Amount of Elective Deferrals. For each calendar year, the Elective Deferrals made on behalf of any Participant under this Plan and similar contributions made under all other plans of the Employer with a cash or deferred feature shall not exceed the dollar limitation contained in Code Section 402(g) in effect at the beginning of such calendar year. Elective Deferrals shall not include amounts properly distributed to a Participant as an Excess Amount pursuant to Section 6.2(b). If, during any calendar year, more than the maximum permissible amount under Code Section 402(g) is allocated pursuant to one or more cash or deferred arrangements to a Participant's accounts under the Plan and any other plan described in Code Sections 401(k), 408(k), 403(b), 457, or 501(c)(18), the following provisions shall apply:

                  (a) The Participant may, but is not required to, assign to this Plan all or part of such contributions in excess of the maximum permissible amount (hereinafter "Excess Elective Deferrals") by notifying the Plan Administrator by March 1 of the calendar year next succeeding the calendar year in which such contributions are made. To be effective, such notice must be in writing, state that Excess Elective Deferrals have been made on behalf of such Participant for the preceding calendar year, and be submitted to the Plan Administrator. A Participant is deemed to notify the Plan Administrator of any Excess Elective Deferrals that arise by taking into account only those Excess Elective Deferrals made to this Plan.

                  (b) To the extent a Participant timely assigns, or is deemed to assign, Excess Elective Deferrals to the Plan pursuant to (a) above, the Plan Administrator shall direct the Trustee to distribute such Excess Elective Deferrals, adjusted for income or loss allocable thereto pursuant to Section 6.1(c) below, to the Participant no later than the April 15 of the calendar year next succeeding the calendar year in which such Excess Elective Deferrals were made. Notwithstanding the foregoing, the amount of Excess Elective Deferrals shall be reduced by any Excess Contributions previously distributed with respect to the Participant for the Plan Year beginning with or within the calendar year.

                  (c) Excess Elective Deferrals shall be adjusted for any income or loss up to the last day of the calendar year in which such Excess Elective Deferrals were made. The income or loss allocable to Excess Elective Deferrals is (i) the income or loss allocable to tie Participant's Elective Deferral Account for the taxable calendar year multiplied by a fraction, the numerator of which is such Participant's Excess Elective Deferrals for the year and the denominator is the balance of such Account, determined as the beginning of the calendar year plus any Elective Deferrals made during the calendar year without regard to any income or loss occurring during such calendar year or (ii) such other amount determined under any reasonable method, provided that such method is used consistently for all Participants in calculating the distributions required under this Article VI for the Plan Year, and is used by the Plan to allocate income or loss to Participants' Accounts. Income or loss allocable to the period between the end of the calendar year and the date of distribution shall be disregarded in determining income or loss. Excess Elective Deferrals shall be treated as an Annual Addition under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the calendar year.

         6.2 Limitation on Elective Deferrals.

         (a) For each Plan Year, the Average Deferral Percentage of the group of Participants who are Highly Compensated Employees for the Plan Year may not exceed the greater of (i) 1.25 times the Average Deferral Percentage of the group of Participants who are Non-Highly Compensated Employees for the same Plan Year; or (ii) the lesser of 2 times the Average Deferral Percentage of all such Non-Highly Compensated Employees, or such Average Deferral Percentage plus 2 percentage points.

         For purposes of this Section 6.2, the "Average Deferral Percentage" of a specified group of Participants for a Plan Year shall be the average of the ratios (calculated separately Participants in determining the Average Deferral Percentage both for Non-Highly Compensated Employees and for Highly Compensated Employees.

                           (iv) For purposes of applying the Average Deferral Percentage test, Qualified Nonelective Contributions must be made before the last day of the 12-month period immediately following the Plan Year to which contributions relate.

                           (v) The Employer shall maintain records sufficient to demonstrate satisfaction of the Average Deferral Percentage test and the amount of Qualified Nonelective Contributions, if any, used in such test.

                           (vi) The determination and treatment of the deferral percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

         (c) If, for any Plan Year, the Plan is unable to satisfy the Average Deferral Percentage test set forth in subsection (a) above, then in lieu of distributing excess contributions to Highly Compensated Employees as provided in subsection (d) below, the Employer may make a Qualified Nonelective Contribution to the Trust on behalf of Participants who are Non-Highly Compensated Employees in an amount sufficient to enable the Plan to meet the Average Deferral Percentage test set forth in subsection (a) above. Such Qualified Nonelective Contribution shall be allocated to the Qualified Nonelective Contribution Account of each Participant who is a Non-Highly Compensated Employee and who is eligible to participate in the Plan at any time during the Plan Year in the ratio which each such Participant's Compensation for the Plan Year bears to the total of all such Participants' Compensation for the Plan Year.

         (d) If, for any Plan Year, after taking into account the Qualified Nonelective Contribution made by the Employer pursuant to subsection (c) above, if any, the Plan Administrator shall determine the aggregate amount of Elective Deferrals of Highly Compensated Employees for such Plan Year exceeds the maximum amount of such contributions permitted by the Average Deferral Percentage test set forth in subsection (a) above, the Plan Administrator shall reduce such excess contributions made on behalf of Highly Compensated Employees in order of their deferral percentages, beginning with the highest of such percentages (hereinafter "Excess Contributions"). For each Highly Compensated Employee who is so affected, the Plan Administrator shall reduce the Excess Contribution from his Elective Deferral Account; provided, however, that the amount of Excess
Contribution shall be reduced by the Excess Elective Deferrals previously distributed to the Participant for the calendar year ending with or within the same Plan Year. Excess Contributions of each Participant who is subject to the Family Member aggregation rules shall be allocated among the Family Members of such Participant in proportion to the Elective Deferrals (and amounts treated as Elective Deferrals) of each Family Member that is combined to determine the combined deferral percentage. Such Excess Contributions, plus any income for each Participant in such group) of (A) the amount of the Contributions actually paid over to the Trust on behalf of each Participant for each Plan Year to (B) the Participant's Compensation for the Plan Year. For purposes of this Section 6.2, "Compensation" shall have the same meaning as in Section 2.8; provided, however, that the Plan Administrator may elect to exclude Compensation paid for the period when the Participant was not eligible to make Elective Deferrals to the Plan. For purposes of this
Section 6.2, "Contributions" shall include both Elective Deferrals (including Excess Elective Deferrals of Highly Compensated Participants) and Qualified Nonelective Contributions, if any. Such Contributions shall not include (1) Excess Elective Deferrals of Non-Highly Compensated Employees that arise solely from Elective Deferrals made under this Plan or other plans of the Employer, and
(2) Elective Deferrals that are taken into account in the Contribution Percentage Test (provided the Average Deferral Percentage test is satisfied both with and without exclusion of these Elective Deferrals). For purposes of computing Average Deferral Percentages, each Employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

                  (b)      Special Rules:

                           (i) The deferral percentage for the Plan Year of a Highly Compensated Employee who is eligible to have Elective Deferrals allocated to his accounts under two or more arrangements described in Code Section 401(k), that are maintained by the Employer, shall be determined as if such Elective Deferrals were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations promulgated under Code Section 401(k).

                           (ii) In the event that this Plan satisfies the requirements of Code Section 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code sections only if aggregated with this Plan, then this Section 6.2 shall be applied by determining the Average Deferral Percentages of Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same Plan Year.

                           (iii) For purposes of determining the deferral percentage of a Participant who is a 5 % owner or one of the top ten Highly Compensated Employees, the Elective Deferrals (and, if applicable, Qualified Nonelective Contributions) and Compensation of such Participant shall include the Elective Deferrals (and, if applicable, Qualified Nonelective Contributions) and Compensation for the Plan Year of his Family Members. Such Family Members shall be disregarded as separate and minus any loss allocable thereto, shall be distributed to each affected Highly Compensated Employee no later than the last day of the Plan Year following the Plan Year in which such Excess Contributions were made. If Excess Contributions are not distributed before the date which is 2-1/2 months after the last day of the Plan Year in which such Excess Contributions arose, a 10% excise tax shall be imposed on the Employer maintaining the Plan with respect to such amounts. Excess Contributions shall be treated as an Annual Addition under the Plan.

                  (e) Excess Contributions shall be adjusted for any income or loss up to and including the last day of the Plan Year for which such Excess Contributions were made. The income or loss allocable to Excess Contributions is
(i) the income or loss allocable to the Participant's Elective Deferral Account for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Contributions for the year and the denominator is the balance of such Account, determined as of the beginning of the Plan Year plus any Elective Deferrals made during the Plan Year without regard to any income or loss occurring during such Plan Year, or (ii) such other amount determined under any reasonable method, provided that such method is used consistently for all Participants in calculating any distributions required under this Article VI for the Plan Year and is used by the Plan in allocating income or loss to Participants' Accounts. Income or loss allocable to the period between the end of the Plan Year and the date of distribution shall be disregarded.

         6.3 Limitation on After-tax Contributions and Matching Contributions.

                  (a) For each Plan Year, the Average Contribution Percentage of the group of Participants who are Highly Compensated Employees for the Plan Year may not exceed the greater of (i) 1.25 times the Average Contribution Percentage of the group of Participants who are Non-Highly Compensated Employees for the same Plan Year, or (ii) the lesser of 2 times the Average Contribution Percentage of all such Non-Highly Compensated Employees or such Average Contribution Percentage plus 2 percentage points.

         For purposes of this Section 6.3, the "Average Contribution Percentage" of a specified group of Participants for a Plan Year shall be the average of the ratios (expressed as a percentage and calculated separately for each Participant in such group) of (A) the Contribution Percentage Amounts actually paid over to the Trust on behalf of each Participant to (B) the Participant's Compensation for the Plan Year. For purposes of this Section 6.3, "Compensation" shall have the same meaning as in Section 2.7; provided, however, that the Plan Administrator may elect to exclude Compensation paid for the period when the Participant was not eligible to participate in the Plan. For purposes of this
Section 6.3, "Contribution Percentage Amounts" shall be the sum of After-tax Contributions and Matching Contributions. Such Contribution Percentage Amounts shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they related are Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions. In determining the Contribution Percentage Amounts, the Plan Administrator may include Qualified Nonelective Contributions that are not used in satisfying the Average Deferral Percentage test of Section 6.2. The Plan Administrator also may elect to use Elective Deferrals in the Contribution Percentage Amounts so long as the Average Deferral Percentage test is met before the Elective Deferrals are used in the Average Contribution Percentage test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the Average Contribution Percentage test. For purposes of computing Average Contribution Percentages, each Employee who is eligible to make After-tax Contributions or Elective Deferrals or to receive a Matching Contribution shall be taken into account as a Participant, whether or not he is actually making, or entitled to receive, such contributions to the Trust.

                  (b)      Special Rules:

                           (i) For purposes of this Section 6.3, the contribution percentage of a Highly Compensated Employee for the Plan Year who is eligible to have Contribution Percentage Amounts allocated to his accounts under two or more plans described in Code Section 401
         (a), or arrangements described in Code Section 401 (m) that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code
         Section 401(m).

                           (ii) In the event that this Plan satisfies the requirements of Code Section 401(m), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section 6.3 shall be applied by determining the Contribution Percentage of Participants as if all such plans were a single plan. Plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same Plan Year.

                           (iii) For purposes of  determining  the  Contribution
         Percentage of a Participant who is a 5% owner or one of the top-ten Highly Compensated Employees, the Contribution Percentage Amounts and Compensation of such Participant shall include the Contribution Percentage Amounts and Compensation for the Plan Year of his Family Members. Such Family Members shall be disregarded as separate Employees in determining the Average Contribution Percentage both for Non-Highly Compensated Employees and for Highly Compensated Employees.

                           (iv) For purposes of applying the Average Contribution Percentage test, After-tax Contributions are considered to have been made in the Plan Year in which contributed to the Trust. Matching Contributions, Qualified Nonelective Contributions and Qualified Matching Contributions will be considered made for a Plan Year if made no later than the end of the 12-month period immediately following the Plan Year to which such Contributions relate.

                           (v) The Employer shall maintain records sufficient to demonstrate satisfaction of the Average Contribution Percentage test and the amount of Qualified Nonelective Contributions and Qualified Matching Contributions, if any, used in such test.

                           (vi)  The   determination   and   treatment   of  the
         contribution percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                  (c) If, for any Plan Year, the Plan is unable to satisfy the Average Contribution Percentage test set forth in subsection (a) above, in lieu of distributing excess Contribution Percentage Amounts to Highly Compensated Employees as provided in subsection (d) below, the Employer if permitted in the Adoption Agreement may make a Qualified Nonelective Contribution and/or Qualified Matching Contribution to the Trust on behalf of Participants who are Non-Highly Compensated Employees and who have made Elective Deferrals to the Trust for the Plan Year in an amount sufficient to enable the Plan to meet the Average Contribution Percentage test set forth in subsection (a) above.

                  (d) If, for any Plan Year, after taking into account the Qualified Nonelective Contribution and/or Qualified Matching Contribution made by the Employer pursuant to subsection (c) above, if any, the Plan Administrator shall determine that the aggregate Contribution Percentage Amounts of Highly Compensated Employees for such Plan Year exceeds the maximum amount permitted by the Average Contribution Percentage test in subsection (a) above the Plan Administrator shall reduce such excess Contribution Percentage Amounts made on behalf of Highly Compensated Employees in order of their contribution percentages, beginning with the highest of such percentages (hereinafter "Excess Aggregate Contributions"). The foregoing determination shall be made after first determining Excess Elective Deferrals pursuant to Section 6.1, and then determining Excess Contributions pursuant to Section 6.2. For each Highly Compensated Employee who is affected, the Plan Administrator shall first reduce amounts credited to his After-tax Contribution Account and shall then reduce, to the extent necessary, amounts credited to his Matching Contribution Account. Excess Aggregate Contributions of each Highly Compensated Employee who is subject to the Family Member aggregation rules shall be allocated among the Family Members in proportion to the After-tax Contributions and Matching Contributions (and amounts treated as Contribution Percentage Amounts) of each Family Member that is combined to determine the combined contribution percentage. Excess Aggregate Contributions which are attributable to the sum of After-tax Contributions and fully vested Matching Contributions plus any income and minus any loss allocable thereto, shall be distributed to each affected
Highly Compensated Employee no later than the last day of the Plan Year following the Plan Year in which such Excess Aggregate Contributions were made. If such Excess Aggregate Contributions are not distributed within 2 1/2 months after the last day of the Plan Year in which such Excess Aggregate Contributions arose, a 10% excise tax shall be imposed on the Employer maintaining the Plan with respect to those amounts. Excess Aggregate Contributions which are attributable to Matching Contributions which are not fully vested, plus any income and minus any loss allocable thereto, shall be forfeited and shall be applied to reduce future Matching Contributions. Excess Aggregate Contributions shall be treated as an Annual Addition under the Plan.

                  (e) Excess Aggregate Contributions shall be adjusted for any income or loss up to and including the last day of the Plan Year for which such Excess Aggregate Contributions were made. The income or loss allocable to Excess Aggregate Contributions is (i) the income or loss allocable to the Participant's After-tax Account and/or Matching Account, as the case may be, for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions for the year and the denominator is the balance of such Account or

Accounts, as the case may be, determined as of the beginning of the Plan Year plus any After-tax Contributions and/or Matching Contributions, as the case may be, made during the Plan Year without regard to any income or loss occurring during such Plan Year, or (ii) such other amount determined under any reasonable method, provided that such method is used consistently for all Participants in calculating any distributions required under this Article VI for the Plan Year and is used by the Plan in allocating income or loss to Participants' Accounts. Income or loss allocable to the period between the end of the Plan Year and the date of distribution shall be disregarded.

         6.4 Multiple Use Test. If one or more Participants who are Highly Compensated Employees participate in both a cash or deferred arrangement and a plan subject to the Average Contribution Percentage test maintained by the Employer and the sum of the Average Deferral Percentage and Average Contribution Percentage of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the Contribution Percentage Amounts of those Highly Compensated Participants who also participate in a cash or deferred arrangement will be reduced (beginning with such Highly Compensated Employee whose contribution percentage is the highest) so that the Aggregate Limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amount is reduced shall be treated as an Excess Aggregate
Contribution.   The  Average  Deferral   Percentage  and  Average   Contribution
Percentage of the Highly Compensated Employees are determined after any corrections required to meet the Average Deferral Percentage and Average Contribution Percentage tests in Sections 6.2 and 6.3. Multiple use does not occur if both the Average Deferral Percentage and Average Contribution Percentage of the Highly Compensated Employees does not exceed 1.25 multiplied by the Average Deferral Percentage and Average Contribution Percentage of the Non-Highly Compensated Employees.

         For purposes of this Section 6.4, the "Aggregate Limit" shall mean the sum of (i) 125 percent of the greater of the Average Deferral Percentage of the Participants who are Non-Highly Compensated Employees for the Plan Year or the Average Contribution Percentage of the Participants who are Non-Highly Compensated Employees under the Plan subject to Code Section 401(m) for the Plan Year beginning with or within the Plan Year of the cash or deferred arrangement and (ii) the lesser of 200% of, or two percentage points plus the lesser of such Average Deferral Percentage or Average Contribution Percentage. "Lesser" shall be substituted for "greater" in (i) and "greater" shall be substituted for "lesser" after "two percentage points plus the" in (ii) if such substitution would result in a larger Aggregate Limit.

         6.5 Further Limitations on Matching Contributions. To the extent required by applicable regulations, any Matching Contributions generated by a Participant's Excess Deferrals or Excess Contributions shall be forfeited by such Participant and allocated pursuant to the provisions of Section 5.7.

         6.6 Special Rules. Any amount distributed to a Highly Compensated Employee pursuant to this Article VI shall not be subject to any of the consent rules for Participants and contained in

Article VII below. Amounts distributed pursuant to this Article VI shall be withdrawn from the Participant's investments in the Trust in accordance to instructions from the Plan Administrator.

         6.7 Responsibility of the Employer and the Plan Administrator. It shall be the responsibility of the Employer and the Plan Administrator to insure that the limitations imposed by this Article are fully complied with at all times.
The Trustee shall have no responsibility with respect to insuring such compliance and shall be under no obligation whatsoever to take any action to determine whether in fact the limitations of this Article are being fully complied with at all times.

        ARTICLE VII - Payments to or for the Accounts of Participants or
                            Terminated Participants

         7.1 Restrictions on Payments and Distributions. No money or other property of the Trust shall be paid out or distributed by the Trustee except (a) for the purchase or other acquisition of investments; (b) for defraying the expenses, including taxes, if any, or administering the Plan and Trust as elsewhere herein provided; (c) for the return of contributions pursuant to
Section 1.3, Section 4.9 or Article VI, or (d) for the purpose of making distributions to or for the account of Participants upon the written direction of the Plan Administrator in accordance with the rules set forth below.

         7.2 Retirement Benefits. A Participant shall be fully vested in all his Accounts upon attainment of his Normal Retirement Age or Early Retirement Age. Upon retirement of a Participant, which shall be deemed to mean any termination of his employment with an Employer at or after his reaching Normal Retirement Age or Early Retirement Age, the full amount of such Participant's Accounts shall then become distributable to such Participant pursuant to Sections 7.7 and
7.8. For this purpose, Early Retirement Age means the Participant's attainment of the age and completion of the number of Years of Vesting Service as set forth in the Adoption Agreement. Said definition shall apply only if selected by the Employer in the Adoption Agreement.

         7.3 Disability Benefits. If the Plan Administrator shall determine, that a Participant is totally disabled from continuing in the employ of the Employer by reason of Disability (as defined in Section 2.9), the full amount of such Participant's Accounts shall then become distributable to such Participant pursuant to Sections 7.7 and 7.8. The Plan Administrator's determination as to whether a Participant has become totally disabled from continuing in the employ of the Employer by reason of Disability shall be conclusive and binding upon all persons.

         7.4 Death Benefits.

         (a) Profit Sharing Plans. Upon the death of any Participant prior to commencement of benefit payments to such Participant under Section 7.7, the full amount of such Participant's Accounts shall then be distributable to the surviving spouse of such Participant pursuant to Sections 7.7 and 7.8; provided, however, that such Accounts shall be distributable in accordance with paragraph
(c), below, instead of this paragraph (a), if there is no surviving spouse or if the Participant has elected to designate a non-spousal Beneficiary in a writing which satisfies either of the following conditions:

                           (i) (A) The Participant's surviving spouse has consented in writing to such election; (B) the election designates a specific Beneficiary, including any class of Beneficiaries or any contingent Beneficiaries which may not be changed without spousal consent (or the spouse expressly permits designation by the Participant without any further spousal consent); (C) the spouse's consent acknowledges the effect of the election, and (D) the spouse's consent has been witnessed by a Plan representative or a notary public; or

                           (ii) It is established to the satisfaction of the Plan Administrator that the consent of the surviving spouse could not have been obtained because there is no spouse, because the spouse cannot be located, or because of other circumstances prescribed by regulations issued under Section 417(a)(2) of the Code.

         Notwithstanding the foregoing, any Accounts which contain assets resulting from a direct or indirect transfer on or after August 23, 1984 from a defined benefit plan, stock bonus plan, profit-sharing plan or money purchase plan and which is subject to the survivor annuity requirements of Section 401(a)(11) and Section 417 of the Code (a "Transferee Plan") shall be subject to paragraph (b) below.

                  (b) Money Purchase Plans. Upon the death of any Participant prior to his Annuity Starting Date, one-half of such Participant's Accounts shall then be applied toward the purchase of a nontransferable annuity for the life of the surviving spouse of such Participant. The surviving spouse may elect to have such annuity distributed within a reasonable period after the Participant's death and may also elect distribution of such amount in any other form permissible under Sections 7.7 and 7.8. The remainder of such Participant's Accounts shall be distributable in accordance with paragraph (c); provided, however, that the full amount of such Accounts shall be distributable in accordance with paragraph (c) instead of this paragraph (b) if there is no surviving spouse or if the Participant has elected to waive the surviving spouse annuity in a writing which satisfies either of the following conditions:

                           (i) (A) The Participant's surviving spouse has consented in writing to such election; (B) the election designates a specific Beneficiary, including any class of Beneficiaries or any contingent Beneficiaries, which may not be changed without spouse consent (or the spouse expressly permits designation by the Participant without any further spousal consent); (C) the spouse's consent acknowledges the effect of the election; and (D) the spouse's consent has been witnessed by a plan representative or a notary public; or

                           (ii) It is established to the satisfaction of the Plan Administrator that the consent of the surviving spouse could not have been obtained because there is no spouse, because the spouse cannot be located, or because of other circumstances prescribed by regulations issued under Section 417(a)(2) of the Code.

         A Participant's waiver of the surviving spouse annuity must be made during an election period beginning on the first day of the Plan Year in which the Participant attains age thirty-five (35) and ending on the date of the Participant's death; provided, however, that in the case of a Participant who separates from service prior to the first day of the Plan Year in which age thirty-five (35) is attained, the applicable period shall begin on the date of such separation from service. The Plan Administrator shall provide each Participant, within the applicable period for such Participant, a written explanation of the terms and conditions of the surviving spouse annuity; the Participant's right to make and the effect of an election to waive it; the rights of the Participant's spouse; and the right to make, and the effect of, a revocation of a previous election to waive the surviving spouse annuity.

         The applicable period for a Participant is whichever of the following period ends last: (1) the period beginning with the first day of the Plan Year in which the Participant attains age thirty-two (32) and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age thirty-five (35); (2) a reasonable period after the individual becomes a Participant; and (3) a reasonable period ending after this Section 7.4(b) first applies to the Participant. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from service in the case of a Participant who separates from service before attaining age thirty-five (35).

         For purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described in (2) and (3) above is the end of the two-year period beginning one year prior to the date the applicable event occurs, and ending one year after that date. In the case of a Participant who separates from service before the Plan Year in which age thirty-five (35) is attained, notice shall be provided within the two-year period beginning one year prior to separation and ending one year after separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

         No consent obtained pursuant to this Section 7.4(b) shall be valid unless the Participant has received notice as provided in the preceding paragraphs.

         If the amount to be applied toward the purchase of an annuity is less than or equal to $3,500, the Plan Administrator shall direct the Trustee to distribute such entire amount to the surviving spouse in a lump sum in lieu of the purchase of an annuity within a reasonable time after the Participant's death.

         Any living Participant not receiving benefits on August 23, 1984 and who would otherwise not be covered under this paragraph (b) must be given the opportunity to elect to have this paragraph (b) apply if such Participant was credited with at least one Hour of Service under this Plan or a predecessor plan in a plan year beginning on or after January 1, 1976, and such Participant had at least ten (10) Years of Vesting Service when he separated from service.

                  (c) Payments To Designated Beneficiary. Each Participant shall have the right to designate one or more Beneficiaries, including contingent Beneficiaries, entitled to receive the amount payable on behalf of such Participant under the provisions of this paragraph (c) in the event of his death. Such designation shall be made in writing in such manner as the Plan Administrator shall determine. The Plan Administrator shall maintain a file of such designations. A Participant may change such designation from time to time subject to paragraph (a) or (b) and (d), and may revoke such designation. Upon the death of any Participant, the entire portion of such Participant's Accounts which is subject to this paragraph (c) (or in the case of a terminated or retired Participant who has not been paid in full, the undistributed balance of his accounts) shall then be distributable to such Participant's Beneficiary or Beneficiaries pursuant to Sections 7.7 and 7.8. If a Participant dies without having designated a Beneficiary, or if none of the designated Beneficiaries survives the Participant, or if the Plan Administrator is in doubt as to the effective status of a Beneficiary designation, the surviving spouse shall be deemed to be the Beneficiary if living with such Participant at the time of his death; otherwise the duly appointed executor or administrator of the estate of such Participant shall be deemed to be his Beneficiary. If a Beneficiary entitled to receive any amount payable in behalf of a Participant under the Plan dies prior to having received the entire amount, the undistributed balance shall be distributed to any surviving contingent Beneficiaries and otherwise to such deceased Beneficiary's estate.

                  (d) Any consent by a spouse under Section 7.4(a)(i) or (b)(i) (or establishment that the consent of a spouse may not be obtained) shall be effective only with respect to such spouse. A consent that permits designations by the Participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific Beneficiary, and that the spouse voluntarily elects to relinquish such rights. A revocation of any such Beneficiary designation may be made by a Participant at any time prior to the commencement of benefits, without the consent of the spouse. The number of revocations shall not be limited. A former spouse shall be treated as a surviving spouse to the extent benefits must be paid to such former spouse upon the Participant's death pursuant to a Qualified Domestic Relations Order, except that no consent shall be required from such former spouse with respect to the designation of a Beneficiary to receive benefits not subject to said order.

         7.5 Termination of Employment Prior to Retirement or Death.

         (a) Benefits Upon Termination of Employment. In the event that a Participant's employment with an Employer is terminated under circumstances other than as provided for under Sections 7.2 through 7.4, such Participant shall be entitled to a benefit equal to the full amount standing to the credit of such Participant's Accounts other than his Employer Account and Matching Account plus a percentage of the amount standing to the credit of his Employer
Account and a percentage of the amount standing to the credit of his Matching Account as determined by the applicable vesting provisions specified in the Adoption Agreement. The vested benefit determined in accordance with the foregoing sentence shall never be adjusted on account of any Years of Vesting Service which the Participant might complete upon reemployment by an Employer after a Break in Service, except as provided in Section 7.5(c).

         If, upon termination of employment, the value of a Participant's vested account balances derived from Employer and After-tax Contributions (including prior distributions) is not greater than $3,500, the Participant shall receive a distribution of the value of his vested account balances in a lump sum pursuant to the provisions of Section 7.7 within a reasonable time after his termination of employment, and the nonvested portion of his Accounts shall be treated as a forfeiture and reallocated pursuant to the provisions of Section 5.7. For this purpose, if the value of a Participant's vested account balance is zero, the Participant shall be deemed to have received a distribution of such vested account balance upon his termination of employment.

         If, upon termination of employment, the value of a Participant's vested account balances derived from Employer and After-tax Contributions (including prior distributions) is greater than $3,500 and he elects, in accordance with the requirements of Section 7.7, to receive the entire value of his vested account balances in a lump sum or in the form of an annuity contract, the nonvested portion of his Accounts shall be treated as a forfeiture and reallocated pursuant to the provisions of Section 5.7.

         In all other cases, the nonvested portion of a Participant's Accounts shall be maintained in a suspense account and treated as a forfeiture and reallocated pursuant to the provisions of Section 5.7 when such Participant incurs five (5) consecutive One-Year Breaks-in-Service.

         (b) Reemployment. If a former Participant is reemployed, he shall become a Participant immediately upon reemployment, and all his prior Years of Vesting Service shall be restored.

         If any other former Participant who is not fully vested in his Accounts at termination of employment is reemployed after incurring five consecutive One-Year Breaks-in-Service, he shall have no right to any forfeited account balance. Any undistributed vested portion of his Employer Account shall be held in a separate vested Employer Account, and future Employer contributions on his behalf shall be credited to a new Employer Account. Any undistributed vested portion of his Matching Account shall be held in a separate vested Matching Account, and future Matching Contributions on his behalf shall be credited to a new Matching Account.

         The following provisions shall apply with respect to a former Participant who is not fully vested in his Accounts at termination of employment, and who is reemployed before he incurs five (5) consecutive One-Year Breaks-in-Service:

                           (i) If the nonvested portions of the Participant's Employer Account and Matching Account have been maintained in a suspense account, the amount in the suspense account shall be restored to his Employer Account and Matching Account.

                           (ii) If the nonvested portions of the Participant's Employer Account and Matching Account have been forfeited, and the Participant has previously received the vested portions of his Employer Account and Matching Account, he shall have the right to repay to the Plan the full amount of such prior distribution. Such repayment must be made on or before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the Employer, or the close of the first period of five (5) consecutive One-Year Breaks in Service following the date of distribution. Upon such repayment, the amount of any such repayment plus the value of the forfeited portion of such Employer Account and Matching Account as of the date of forfeiture shall be credited to such Employer Account and Matching Account.

                           (iii) If the Participant is deemed to have received a distribution from his Employer Account and Matching Account pursuant to
         Section 7.5(a), and his entire Employer Account and Matching Account have been forfeited, upon the reemployment of such Participant, the value of his Employer Account and Matching Account as of the date of the forfeiture shall be restored to his credit no later than the end of the Plan Year in which the reemployment occurs.

                           (iv) The previously forfeited amount shall be funded by forfeitures from other Accounts, additional Employer Contributions, or any combination thereof at the Employer's discretion. Such restoration shall not be treated as an annual addition under Article XII.

                           (v) Any Employer Contributions to which such Participant becomes entitled after reemployment shall be credited to his Employer Account. Any Matching Contributions to which such Participant becomes entitled after reemployment shall be credited to his Matching Account. The portion of such Accounts to which he will be entitled upon subsequent termination of employment will be based upon his aggregate Years of Vesting Service before and after the break.

         (c) Determination by Plan Administrator. The determination of the amount to which a terminated Participant is entitled in accordance with the foregoing rules shall be made by the Plan Administrator (subject to the provisions of Section 9.4), and his determination shall be conclusive and binding upon all persons.

         7.6 In-Service Withdrawals.

         (a) No Hardship. If the Adoption Agreement specifies that in-service withdrawals may be made pursuant to this Section 7.6(a), each Participant, regardless of age, may elect, at such time and in such manner as the Plan Administrator may prescribe, to withdraw from his After-tax Account and Rollover Account, up to the amount of such total Account balances. With respect to withdrawals from a Transferee Plan or a Money Purchase Plan, such withdrawals will be subject to the spousal consent requirements of Section 7.7(b).

         (b) Age 59 1/2 And Over. If the Adoption Agreement specifies that in-service withdrawals may be made pursuant to this Section 7.6(b), then each Participant who has attained age fifty-nine and one-half (59 1/2) (or Normal Retirement Age in the case of a Transferee Plan or a Money Purchase Plan) may elect, at such time and in such manner as the Plan Administrator may prescribe, to withdraw from the vested balances of all Accounts. In the event a Participant makes an in-service withdrawal pursuant to this Section 7.6(b) from an Account in which he is not fully vested, the vested portion of such Account shall thereafter be determined by (i) adding the amount previously withdrawn to his then Account balance, (ii) multiplying the resulting sum by his then vesting percentage, and (iii) subtracting from the resulting product the amount previously withdrawn. With respect to withdrawals from a Transferee Plan or a Money Purchase Plan, such withdrawals will be subject to the spousal consent requirements of Section 7.7(b).
         (c) Financial Hardship. If the Adoption Agreement specifies that hardship withdrawals may be made pursuant to this Section 7.6(c), each
Participant may request at such time and in such manner as the Plan Administrator may prescribe, to withdraw all or any portion of his Elective Deferral Account in order to meet a "Financial Hardship;" provided that no such withdrawal can exceed the aggregate amount of his Elective Deferrals contributed to the Plan to that date of withdrawal, reduced by prior withdrawals; and provided, further, that no such withdrawal shall be permitted until the full amount permitted to be withdrawn under Section 7.6(a) has been withdrawn.

         For purposes of this Section 7.6(c), Financial Hardship shall mean an immediate and heavy financial need which such Participant is not able to meet from any other reasonably available resources. The determination that the Participant is faced with a Financial Hardship and of the amount required to meet such Financial Hardship which is not reasonably available from other resources of the Participant shall be made by the Plan Administrator in accordance with uniform and nondiscriminatory standards and policies which shall be adopted by the Plan Administrator and consistently applied to each application for a withdrawal pursuant to this Section 7.6(c). An immediate and heavy financial need will exist only with respect to: (1) expenses incurred or necessary for medical care as described in Section 213(d) of the Code of the Participant or the Participant's spouse or dependents, (2) the purchase (excluding mortgage payments) of a principal residence for the Participant, (3) payment of tuition and related education fees (including room and board expenses) for the next twelve months of post-secondary education for the Participant, or the Participant's spouse, children or dependents, and (4) the need to prevent an eviction or mortgage foreclosure on the Participant's principal residence. If a Participant has an immediate and heavy financial need as described above, he may receive a hardship withdrawal provided the Plan Administrator determines that such Participant is not able to meet such need from any other reasonably available resources. With respect to withdrawals from a Transferee Plan, such withdrawals will be subject to the spousal consent requirements of Section 7.7(b).

         (d) A distribution shall be considered as necessary to satisfy an immediate and heavy financial need of the Participant only if.

                                    (A)  The   Participant   has   obtained  all
                  distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer;

                                    (B) All  plans  maintained  by the  Employer
                  provide that the Participant's Elective Deferrals (and Employee Contributions) will be suspended for twelve months after the receipt of the hardship distribution;

                                    (C) The distribution is not in excess of the
                  amount of an immediate and heavy financial need (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution); and

                                    (D) All  plans  maintained  by the  Employer
                  provide that the Participant may not make Elective Deferrals for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Section 402(g) of the Code for such taxable year less the amount of such Participant's Elective Deferrals for the taxable year of the hardship distribution.

         (e) A Participant wishing to make a withdrawal shall make application to the Plan Administrator stating the amount he wishes to withdraw, the reason for the withdrawal if the withdrawal is pursuant to Section 7.6(c), and such other information as the Plan Administrator may require. The Trustee shall make payment to such Participant of the amount the Plan Administrator determines shall be withdrawn in accordance with the foregoing rules. The Plan Administrator's determination shall be conclusive and binding on all persons.

         (f) No forfeitures shall occur solely as a result of a Participant making a withdrawal pursuant to the provisions of this Section 7.6.

         (g) A Participant may not request an in-service withdrawal in the same processing period that he requests a loan.

         7.7 Methods and Timing of Payment.

         (a) Whenever a Participant's Accounts become distributable pursuant to this Section to such Participant or his designated Beneficiary or other person, unless the Adoption Agreement provides otherwise, distribution of the Accounts shall be made pursuant to Option A in the case of a profit sharing plan and pursuant to Option B in the case of a Money Purchase Plan or a Transferee Plan. Notwithstanding the foregoing, if a Participant's aggregate vested account balances are $3,500 or less, such Accounts shall be distributed pursuant to Option A. In the event a Participant is required to begin receiving minimum required distribution in accordance with Section 7.8 prior to the Participant's retirement, death or other termination of employment, a distribution of such minimum required amount only shall be made in accordance with Section 7.8.

         Option A:         (i) One lump sum  payment  in cash;  (ii) a total
                           Direct Rollover of an Eligible Rollover Distribution;
                           or  (iii) a  partial  lump  sum in cash  and a Direct
                           Rollover of the remaining balance.

         Option B:         Purchase of an immediate  nontransferable  annuity
                           contract. This Option B shall be available only in a Money Purchase Plan or a Transferee Plan and the terms of such annuity contracts shall comply with the requirements of this Plan.

         (b) Distributions may commence less than thirty (30) days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

                  (i) The Plan  Administrator  clearly  informs the  Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option),

                  (ii)   The   Participant,    after   receiving   the   notice,
         affirmatively elects a distribution, and

                  (iii) If a distribution is one to which Sections 401(a)(11) and 417 apply, the Participant affirmatively elects a distribution at least seven (7) days after receiving the notice.

For purposes of this Article, the following words shall have the following meanings:

                                    (1)  Eligible  Rollover   Distribution:   An
                           eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributes or the joint lives (or joint life expectancies) of the distributes and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                                    (2) Eligible  Retirement  Plan:  An eligible
                           retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                                    (3) Distributee:  A distributee  includes an
                           employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                                    (4) Direct Rollover:  A Direct Rollover is a
                           payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

         (c) Benefits payable to a Participant from a Money Purchase Plan or a Transferee Plan shall be payable pursuant to Option B in the form of an annuity contract which provides for payments to the Participant for his life, and in the case of a married Participant, with payments continuing after his death to this spouse for her life equal to fifty percent (50%) of the amount payable during their joint lives. Any annuity contract distributed under the Plan shall be purchased by the Trustee at the direction of the Plan Administrator and shall be nontransferable. The Participant may elect, within the ninety-day period ending on the Annuity Starting Date, an optional form of annuity contract or other optional form provided under the Plan in a writing which satisfies either of the following conditions:

                           (i) (A) The Participant's spouse consents in writing to such election; (B) the election designates a form of benefit payment which may not be changed without spousal consent (or the spouse expressly permits designations by the Participant without any further spousal consent); (C) the spouse's consent acknowledges the effect of the election; and (D) the spouse's consent has been witnessed by a Plan representative or a notary public; or

                           (ii) It is established to the satisfaction of the Plan Administrator that the spouse's consent cannot be obtained because there is no spouse, because the spouse cannot be located, or because of other circumstances prescribed by regulations issued under Section 417(a)(2) of the Code.

         Any consent by a spouse obtained under this Section 7.7(c) (or establishment that the consent of a spouse may not be obtained) shall be effective only with respect to such spouse. A consent that permits designations by the Participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific form of benefit, and that the spouse voluntarily elects to relinquish such right. A Participant may revoke an election of an optional form of benefit without the consent of his spouse at any time prior to the Annuity Starting Date. The number of revocations shall not be limited. No spousal consent obtained under this provision shall be valid unless the Participant has received notice as provided in the paragraph below.

         The Plan Administrator shall provide each Participant no less than thirty (30) days and no more than ninety (90) days prior to the Annuity Starting Date a written explanation of (i) the terms and conditions of a qualified joint and survivor annuity; (ii) the Participant's right to make and the effect of an election to waive the qualified joint and survivor annuity form of benefit;
(iii) the rights of a Participant's spouse; and (iv) the right to make, and the effect of, a revocation of a previous election to waive the qualified joint and survivor annuity. Distribution to a Participant may commence seven (7) days after the foregoing explanation is given, provided that the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and the Participant, after receiving the notice, affirmatively elects a distribution.

                  (d) The payment period of an annuity contract distribution to the Participant pursuant to this Section may be as long as the Participant lives. If the annuity is payable to the Participant and his spouse or Designated Beneficiary, the payment period of an annuity contract may be for as long as either the Participant or his spouse or Designated Beneficiary lives. Such an annuity may provide for an annuity certain feature for a period not exceeding the life expectancy of the Participant. If the annuity is payable to the Participant and his spouse, such period may not exceed the joint life and last survivor expectancy of the Participant and his spouse. If the annuity is payable to the Participant and a Designated Beneficiary, such period may not exceed the joint life and last survivor expectancy of the Participant and such Beneficiary, subject to satisfaction of the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the proposed regulations. If the Participant dies prior to the commencement of his benefits, the payment period of an annuity contract distributed to the Beneficiary of the Participant may be as long as the Participant's Beneficiary lives, and may provide for an annuity certain feature for a period not exceeding the life expectancy of the Beneficiary. Any annuity contract distributed under the Plan must provide for nonincreasing payments.

         In the case of a Money Purchase Plan or a Transferee Plan, the following transition rules shall apply:

                           (i) Any living married Participant not receiving benefits on August 23, 1984, who was credited with at least one (1) Hour of Service under this Plan or a predecessor plan on or after September 2, 1974, and who is not otherwise credited with any service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his or her benefits paid pursuant to Option B. The opportunity to make such election must be offered to each such Participant during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence to said Participant.

                           (ii) Any Participant who has made an election pursuant to the previous paragraph and any Participant who does not make an election under the last paragraph of Section 7.4(b) or who meets the requirements of such paragraph except that such Participant does not have at least ten (10) Years of Vesting Service when he or she separates from service, shall have his or her benefits distributed in accordance with all of the following requirements if and only if benefits under the Plan would have been payable in the form of a life annuity:

                                    (A) Automatic joint and survivor annuity. If
                  benefits in the form of a life annuity become payable to a married Participant who:

                                    (1)  begins to  receive  payments  under the
                           Plan on or after Normal Retirement Age; or

                                    (2) dies on or after Normal  Retirement  Age
                           while still working for the Employer; or

                                    (3) begins to receive  payments  on or after
                           the qualified early retirement age; or

                                    (4)  separates  from  service  on  or  after
                           attaining Normal Retirement Age (or the qualified early retirement age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits;

                  then such benefits will be received under this Plan in the form of Option B unless the Participant has elected otherwise during the election period. The election period must begin at least six (6) months before the Participant attains qualified early retirement age and end not more than ninety (90) days before the commencement of benefits. Any election hereunder will be in writing and may be changed by the Participant at any time.

                                    (B) Election of early  survivor  annuity.  A
                  Participant who is employed after attaining the qualified early retirement age will be given the opportunity to elect, during the election period, to have a survivor annuity payable on death. If the Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the spouse under Option B if the Participant had retired on the day before his or her death. Any election under this provision will be in writing and may be changed by the Participant at any time. The election period begins on the later of (1) the ninetieth (90th) day before the Participant attains the qualified early retirement age, or (2) the date on which participation begins, and ends on the date the Participant terminates employment.

                                    (C)  For  purposes  of this  paragraph  (b),
                  qualified early retirement age is the latest of:

                                    (1) the earliest  date,  under the Plan,  on
                           which the Participant may elect to receive retirement benefits,

                                    (2)  the  first  day  of  the  120th   month
                           beginning  before  the  Participant   reaches  Normal
                           Retirement Age, or

                                    (3)  the   date   the   Participant   begins
                           participation.

                  (e) Whenever during any Plan Year, the amount standing to the credit of a Participant's Accounts becomes distributable upon his retirement, disability, death or other termination of employment as provided in Sections 7.2 through 7.5, the Plan Administrator shall direct the Trustee to distribute such Accounts within a reasonable time after such retirement, disability, death or other termination of employment. Notwithstanding the foregoing, if a Participant's aggregate vested account balances to be distributed upon disability or severance under Section 7.3 or 7.5 are greater than $3,500, such Accounts shall not be distributed in whole or in part until the Participant reaches Normal Retirement Age, unless the Participant (and spouse in the case of a Money Purchase Plan or Transferee Plan if the benefit is not payable pursuant to Option B of Section 7.7) consents in writing to such earlier distribution.

                  (f) In no event shall the distribution of a Participant's Accounts, unless the Participant otherwise elects, begin later than the sixtieth
(60th) day after the close of the Plan Year in which the later of the following events occurs:

                           (i) the Participant's Normal Retirement Age; or

                           (ii) the  Participant's  termination  of service with
                  the Employer.

Notwithstanding anything to the contrary elsewhere herein, if the amount of the payment required to commence on the date determined under this Section cannot be ascertained by such date, such payment may be postponed as long as it is made no later than sixty (60) days after the earliest date on which the amount of such payment can be ascertained, and, if Option B or C is applicable, is made retroactive to the date otherwise required by this Section. Notwithstanding the foregoing, the failure of a Participant and spouse to consent to a distribution while a benefit is immediately distributable shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section.

         (g) Notwithstanding any other provision hereof, any part of a Participant's account balances which are payable to an alternate payee pursuant to the terms of a Qualified Domestic Relations Order shall be paid in the amount, form, and manner provided therein.

                           (i) The term "Qualified Domestic Relations Order" means any judgment, decree, or order (including approval of a property settlement agreement) which is made pursuant to a State domestic relations law (including a community property law) and relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant, and which satisfies all of the following requirements:

                                    (A) The  order  creates  or  recognizes  the
                  existence of an alternate payee's right to, or assigns to an alternate payee the right to receive all or a portion of the benefits payable with respect to the Participant under the Plan.

                                    (B) The order clearly specifies the name and
                  the last known mailing address (if any) of the Participant and the name and mailing address of each alternate payee, the amount or percentage of the Participant's account balances to be paid by the Plan to each alternate payee, or the manner in which such amount or percentage is to be determined, the number of payments or period to which such order applies, and each plan to which such order applies.

                                    (C) The order does not  require  the Plan to
                  provide any type or form of benefit, or any option, not otherwise provided under the Plan, does not require the Plan to provide benefits in excess of the Participant's vested account balances, and does not require the payment of benefits to an alternate payee which are required to be paid to another alternate payee under another order previously determined to be a Qualified Domestic Relations Order. An order shall not fail to be qualified if it provides for a payment to be made to an alternate payee prior to the time the Participant would be entitled to receive a payment hereunder.

                                    (D) The order is entered on or after January
                  1, 1985, or the order was entered prior to such date and the Plan Administrator is paying benefits pursuant to such order on such date.

                           (ii) The Plan Administrator shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under such Qualified Domestic Relations Orders. Upon receipt by the Plan Administrator of a domestic relations order, the Plan Administrator shall promptly notify the Participant and any other alternate payee of the receipt of such order and the Plan's procedures for determining the qualified status of such order. Within a reasonable period after receipt of such order, the Plan Administrator shall determine whether such order is a Qualified Domestic Relations Order and notify the Participant and each alternate payee of such determination. During the period in which the Plan Administrator is determining whether the order is qualified (and during any subsequent legal challenges to such determination), any amounts which would have been payable to the alternate payee during such period shall be segregated in a separate account in the Trust, which shall be paid to the appropriate parties if a determination is made within eighteen (18) months after receipt of the order. If the issue of qualification of the order is not resolved within eighteen (18) months after receipt of the order, the segregated amounts (plus interest thereon, if any) shall be paid to the person or persons who would have been entitled to such amounts if there had been no order. Any subsequent determination with respect to such order shall be applied prospectively only.

                           (iii) The term "alternate payee" means any spouse, child, or other dependent of a Participant who is recognized by a domestic relations order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

         7.8 Minimum Distribution Requirements.

         (a) General Rules

                  (i)  Subject  to  Section  7.7(c),  the  requirements  of this
         Section 7.8 shall apply to any distribution of a Participant's interest and shall take precedence over any inconsistent provisions of this Plan.

                  (ii) All distributions required under this Section shall be determined by the Plan Administrator and made in accordance with
         Section 401(a)(9) of the Code and the proposed regulations promulgated thereunder, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the proposed regulations.

         (b) Required Beginning Date. The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant's Required Beginning Date.

         (c) Limits on Distribution Periods. As of the first Distribution Calendar Year, distributions, if not made in a single-sum, may only be made over one of the following periods (or a combination thereof):

                  (i)      the life of the Participant, or

                  (ii) a period certain not extending beyond the life expectancy of the Participant.

         (d) Determination of Amount to be Distributed Each Year. If the Participant's interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the Required Beginning Date:

                           (i) If a Participant's benefit is to be distributed over (A) a period not extending beyond the life expectancy of the Participant, (B) a period not extending beyond the life expectancy of the Designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first Distribution Calendar Year, must at least equal the quotient obtained by dividing the Participant's benefit by the Applicable Life Expectancy.

                           (ii) The amount to be distributed each year, beginning with distributions for the first Distribution Calendar Year, shall not be less than the quotient obtained by dividing the Participant's benefit by the Applicable Life Expectancy.

                           (iii) The minimum distribution required for the Participant's first Distribution Calendar Year must be made on or before the Participant's Required Beginning Date. The minimum
         distribution   for  other   calendar   years,   including  the  minimum
         distribution for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, must be made on or before December 31 of that Distribution Calendar Year.

                           (iv) If the Participant's benefit is distributed pursuant to Option B in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code and the proposed regulations promulgated thereunder.

                  (e)      Death Distribution Provisions.

                           (i) Distribution beginning before death. If the Participant dies after distribution of his interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

                           (ii) Distribution beginning after death. If the Participant dies before distribution of his interest begins, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with (A) or (B) below:

                                    (A) if  any  portion  of  the  Participant's
                  interest is payable to a Designated Beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the Designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

                                    (B) if  the  Designated  Beneficiary  is the
                  Participant's surviving spouse, the date distributions are required to begin in accordance with (A) above shall not be earlier than the later of (1) December 31 of the calendar year immediately following the calendar year in which the Participant died, and (2) December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70 1/2).

         If the Participant has not made an election pursuant to Section 7.7(a) by the time of his death, the Participant's Designated Beneficiary must elect the method of distribution no later than the earlier of (A) December 31 of the calendar year in which distributions would be required to begin under this Section, or (B) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no Designated Beneficiary, or if the Designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                           (iii) For purposes of (ii) above, if the surviving spouse dies after the Participant, but before payments to such spouse begin, the provisions of subsection (ii), with the exception of subsection (ii)(B) therein, shall be applied as if the surviving spouse were the Participant.

                           (iv) For purposes of this Section 7.8(e), any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

                           (v) For the purpose of this Section 7.8(e), distribution of a Participant's interest is considered to begin on the Participant's Required Beginning Date (or, if subsection (iii) above is applicable, the date distribution is required to begin to the surviving spouse pursuant to subsection (ii) above). If distribution in the form of an annuity irrevocably commences to the Participant before the Required Beginning Date, the date distribution is considered to begin is the date distribution actually commences.

         (f) Definitions

                  (i) Applicable Life Expectancy. The life expectancy calculated using the attained age of the Participant (or Designated Beneficiary) as of the Participant's (or Designated Beneficiary's) birthday in the Applicable Calendar Year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the Applicable Life Expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first Distribution Calendar Year, and if life expectancy is being recalculated each succeeding calendar year.

                  (ii) Designated Beneficiary. The individual who is designated as the Beneficiary under the Plan in accordance with Section 401(a)(9) of the Code and the regulations promulgated thereunder.

                  (iii) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to subsection (e) above.

                           (iv) Life  Expectancy.  Life expectancy and joint and
                  last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations.

         Life expectancies shall be recalculated annually only if specifically elected by the Participant (or spouse, in the case of distributions described in subsection (e)(ii)(B) above) by the time distributions are required to begin. Such election shall be irrevocable as to the Participant (or spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

                           (v) Participant's Benefit.

                                    (A)  The  account  balance  as of  the  last
                  valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.

                                    (B) For purposes of paragraph (A) above,  if
                  any portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

                           (vi) Required  Beginning Date. The Required Beginning
                  Date of a participant is the first day of April of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70 1/2).

         7.9 Whereabouts of Participants and Beneficiaries. The Plan Administrator will at all times be responsible for determining the whereabouts of each Participant or Beneficiary who may be entitled to benefits under the Plan and will at all times be responsible for instructing the Trustee in writing as to the current address of each such Participant of Beneficiary. The Trustee will be entitled to rely on the latest written statement received from the Plan Administrator as to such addresses. The Trustee will be under no duty to make any distributions under the Plan unless and until it has received written instructions from the Plan Administrator satisfactory to the Trustee containing the name and address of the distributee, the time when the distribution is to occur, and the form which the distribution will take. Notwithstanding the foregoing, if the Trustee attempts to make a distribution in accordance with the Plan Administrator's instructions but is unable to make such distribution because the whereabouts of the distributee is unknown, the Trustee will notify the Plan Administrator of such situation and thereafter the Trustee will be under no duty to make any further distributions to such distributee until it receives further written instructions from the Plan Administrator. If a benefit is forfeited because the Participant or Beneficiary cannot be found, such benefit will be reinstated if a claim is made by the Participant or Beneficiary.

         7.10 Loans to Participants. If an Employer has specified in its Adoption Agreement that loans may be made pursuant to this Section 7.10, then upon application of a Participant who is an Employee, the Plan Administrator may direct the Trustee to lend to the Participant such amount or amounts as the Plan Administrator may determine, provided that the aggregate amount of all outstanding loans, including accrued interest thereon, shall not exceed the lesser of (a) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made, or (b) fifty percent (50%) of the sum of the vested portion of the Participant's Accounts. For the purpose of the above limitation, all loans from all plans of the Employer and any Related Employers are aggregated. The Plan Administrator shall adopt a written loan program and have the sole authority and duty to determine whether any loan complies with the Code and other Plan requirements, and the Trustee shall have no duty to determine any such compliance.

         Each loan to Participants shall meet the following requirements as well as any requirements set forth in the written loan program:

                  (i) Loans shall be made available to all Participants on a reasonably equivalent basis.

                  (ii) Loans shall not be made available to Highly Compensated Employees (as defined in Section 414(q) of the Code) in an amount greater than the amount made available to other Participants.

                  (iii) Loans shall be evidenced by the promissory notes of the Participants, shall be adequately secured and shall bear a reasonable interest rate.

                  (iv) In the case of a Transferee Plan or a Money Purchase Plan, a Participant's interest in the Trust may be used to secure said loan only if the Participant obtains the consent of his spouse, if any, to use his interest in the Trust as security for the loan. Spousal consent shall be obtained no earlier than the beginning of the ninety-day period that ends on the date on which the loan is to be secured. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or notary public and consent shall thereafter be binding with respect to the consenting spouse or any subsequent spouse with respect to the loan. A new spousal consent shall be required if the Participant's interest in the Trust shall be used as security for renegotiation, extension, renewal, or other revision of the loan.

                  (v) In the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs under the Plan.

                  (vi) Each loan shall by its terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not less than twelve (12) months or more than sixty (60) months from the date of the loan, or if the loan is used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time such loan is made) as a principal residence of the Participant, over a period not extending beyond 180 months or such shorter period of time as the Plan Administrator specifies in properly adopted loan procedures from time to time.

                  (vii)  No  loans  shall  be  made to a  Participant  who is an
         Owner-Employee or a shareholder-employee. For purposes of this requirement, a shareholder-employee means an employee or officer of a Subchapter S corporation who owns (or is considered as owning within the meaning of Section 318(a)(1) of the Code), on any day during the taxable year of such corporation, more than five percent (5 %) of the outstanding stock of such corporation.

                  (viii) The minimum amount of any loan shall be the amount set forth in the Adoption Agreement.

                  (ix) A Participant may not request a loan in the same processing period that he requests an in-service withdrawal.

         Each loan made hereunder shall be deemed to be a separate investment and shall be credited to a separate loan account for the benefit of the borrowing Participant, in which event all payments of interest and principal shall be credited to such Participant's account. Amounts credited to such Participant's separate loan account as a result of payments of interest and principal shall be reinvested as soon as practicable in accordance with the Participant's or the Plan Administrator's investment elections pursuant to
Article VI. Amounts credited to such Participant's separate loan account as a result of payments of interest and principal shall be reinvested as soon as practicable by the Trustee in accordance with the provisions of Section 10.3.

         If any part or all of the amount standing to the account of a Participant shall become distributable to such Participant or his Beneficiary while a loan to such Participant under this Section is outstanding, the Trustee may apply the amount of such distribution in payment of the entire outstanding loan principal, whether or not then due, and any interest theretofore accrued, before distributing the balance, if any, to the Participant or his Beneficiary.

         If a valid spousal consent has been obtained in accordance with paragraph (iv) above or is not required, then, notwithstanding any other provision of this Plan, the portion of the Participant's vested account balance used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Participant's vested account balance (determined without regard to the preceding sentence) is payable to the surviving spouse, then the account balance shall be adjusted by first reducing the vested account balance by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving spouse.

         7.11 Distributions Upon Termination of Plan or Disposition of Assets or Subsidiary. Notwithstanding anything to the contrary hereof, distribution of a Participant's Elective Deferral Account and Qualified Nonelective Contribution Account may occur upon the happening of any of the following events:

                  (a) The termination of the Plan without establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code).

                  (b) The disposition by a corporation of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used by such corporation in a trade or business of such corporation, but only with respect to an Employee who continues employment with the corporation acquiring such assets.

                  (c) The disposition by a corporation of such corporation's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code), but only with respect to an Employee who continues employment with such subsidiary.

         In the case of subsection (a), the distribution of the Participant's Accounts shall be made in a lump sum.

         In the case of subsection (b) or (c) above, the transferor corporation shall continue to maintain the Plan after the disposition.

         7.12 Responsibility of the Employer and the Plan Administrator. It shall be the responsibility of the Employer and the Plan Administrator to insure that the limitations imposed by this Article are fully complied with at all times. The Trustee shall have no responsibility with respect to insuring such compliance and shall be under no obligation whatsoever to take any action to determine whether in fact the limitations of this Article are being fully complied with at all times.

                ARTICLE VIII - Amendment and Termination of Plan

         8.1 Amendment by Sponsor. Fidelity may amend this Plan and the Adoption Agreements at any time and from time to time, provided that:

         (a) The duties or liabilities of the Trustee, Plan Administrator or the Employer shall be increased only upon sixty (60) days' prior written notice to the Trustee, Plan Administrator or the Employer respectively, unless such amendment is made in order to comply with the requirements of the Code and regulations and rulings of the Internal Revenue Service thereunder, or applicable regulations of any other governmental authority; and

         (b) No amendment shall cause or permit any assets of the Trust to be diverted to purposes other than for the exclusive benefit of the eligible Employees of the Employer which established the Trust or their Beneficiaries or estates or would cause any reduction in the amount theretofore credited to any Participant or eliminate an optional form of benefit or would cause or permit any portion of the assets of the Trust to revert or become the property of the Employer.

         For purposes of Sponsoring Organization Amendments, Fidelity shall be recognized as the agent of the Sponsoring Organization. If any Sponsoring Organization does not adopt the amendments made by Fidelity, its plan will no longer be identical to or a minor modifier of the Fidelity mass submitter institutional prototype plan.

         Fidelity shall mail a copy of each amendment to the Employer at its last known address as shown on the books of Fidelity.

         8.2 Amendment by Employer. No Employer which has adopted this Plan by means of a Adoption Agreement shall have authority to amend the Plan in any way except as provided in this Article VIII, nor shall any such amendment become effective and binding upon the Trustee until a properly executed copy of such amendment has been delivered to and accepted by the Trustee.

         (a) Elective Provisions. An Employer may amend the elective provisions of the Adoption Agreement establishing its Trust at any time and from time to time or discontinue or terminate the Trust by delivering to the Trustee a copy of an amendment or discontinuance or termination certified by a duly authorized person on behalf of the Employer; provided, however, that, except as provided in
Section 1.2 and Article XIII, the Employer shall have no power to amend or terminate the Trust in such manner as would cause or permit (i) any of the assets of the Trust to be diverted to purposes other than for the exclusive benefit of the eligible Employees of the Employer or their Beneficiaries or estates; (ii) any reduction in the amount theretofore credited to any Participant; (iii) any portion of the assets of the Trust to revert to or become the property of the Employer; (iv) the elimination or reduction of an optional form of benefit; (v) the duties or liabilities of the Trustee to be increased without its written consent; and (vi) in the case of a Money Purchase Plan, the significant reduction in the rate of future benefit accrual unless, after adoption of the plan amendment and not less than fifteen (15) days before the effective date of the plan amendment, the Plan Administrator provides a written notice, setting forth the plan amendment and its effective date, to each Participant, each Beneficiary who is an alternate payee, and each employee organization representing Participants of the Plan. Each amendment shall be effective on the effective date of such amended Adoption Agreement except that retroactive changes to a previous election or elections pursuant to the regulations issued under Sections 401(a)(4) or 401(b) shall be permitted. If the Employer amends any provision other than the elective provisions of the Adoption Agreement for any reason, including a waiver of the minimum funding requirement under Section 412(d) of the Code, except as provided in Section 8.2(b) and except to add certain model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the Plan to be treated as individually designed, its Trust will be deemed to be an individually designed plan and may no longer participate in a prototype established under this Basic Plan Document.

         (b) Permissible Employer Amendments. Notwithstanding the foregoing, the Employer will be permitted to amend the provisions of the Plan by adding appropriate language to its Adoption Agreement if required to preserve the qualified status of the Plan under any of the following circumstances:

                  (i) The Employer maintains or had maintained another qualified plan (other than a standard plan established under this Basic Plan Document) and wishes to provide particular provisions to define the method by which such plan or plans shall be aggregated with this Plan for purposes of Sections 415 and/or 416 of the Code.

                  (ii) The Employer maintains another qualified plan (other than a standard plan established under this Basic Plan Document) and wishes to provide the minimum benefits required by Section 416 of the Code under such other plan rather than under this Plan.

Any Plan containing such an amendment may not rely on the Sponsor's opinion letter but must be submitted to the Internal Revenue Service as described in
Section 1.2.

         8.3 Limitations on Vesting Amendments. Notwithstanding anything to the contrary elsewhere herein or in the Adoption Agreement, no amendment to the vesting provisions specified in the Adoption Agreement shall deprive a Participant of his nonforfeitable rights to benefits accrued to the date of the amendment. Further, if such vesting provisions are amended, or if the Plan is amended in any way that directly or indirectly affects the computation of a Participant's nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Participant with at least three (3) Years of Vesting Service with the Employer may elect, within a reasonable period after the adoption of the amendment, to have his nonforfeitable percentage computed under the Plan without regard to such amendment. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the latest of:

                  (i) sixty (60) days after the amendment is adopted;

                  (ii) sixty (60) days after the amendment becomes effective; or

                  (iii) sixty (60) days after the Participant is issued written notice of the amendment by the Employer.

No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit. Notwithstanding the preceding sentence, a Participant's account balance may be reduced to the extent permitted under Section 412(c)(8) of the Code. For purposes of this paragraph, a plan amendment which has the effect of decreasing a Participant's account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment, shall be treated as reducing an accrued benefit. Furthermore, if the vesting schedule of a Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Participant's employer-derived accrued benefit will not be less than the percentage computed under the Plan without regard to such amendment.

         8.4 Termination of Plan. In the event of termination or partial termination (within the meaning of Section 41 1 (d)(3) of the Code) by an Employer of the Plan, or complete discontinuance of contributions thereto by the Employer, the rights of all Participants (or, in the case of a partial termination, the Participants affected thereby) to amounts theretofore credited to their Accounts under the Plan shall be fully vested and nonforfeitable. Upon any such termination or discontinuance, the Trustee shall hold the assets of the Trust in accordance with the provisions of the Plan and distribute such assets from time to time to Participants entitled thereto in accordance with such provisions; provided that the Plan Administrator may, in connection with such termination or discontinuance, direct the Trustee to apply the amount standing to the credit of a Participant's Accounts for his benefit, pursuant to one or more options specified and selected in accordance with Section 7.7, within a reasonable time after such termination or discontinuance. In the event that the Employer shall terminate the Trust at any time prior to the complete distribution of all property held by the Trustee pursuant to such provisions, the Trustee shall, at the direction of the Plan Administrator, (a) reduce to cash all or any part of the Trust; (b) pay the liabilities, if any, of the Trust; (c) value the remaining assets of the Trust as of the date of termination and adjust Participants' account balances in the same manner as provided in
Article V; and (d) distribute the assets of the Trust in accordance with the provisions of the Plan in cash or in kind or partly in cash and partly in kind to and among the Participants in liquidation in proportion to the amounts standing to the credit of their respective accounts under the Trust as of the termination date.

         8.5 Merger or Consolidation. With the approval of the Trustee, the Employer may direct the Plan be merged or consolidated with another plan or trust or direct that assets and liabilities accrued under the Plan be transferred to another plan or trust. The Plan shall not be merged or consolidated with any other plan or trust, nor shall the assets or liabilities accrued under the Plan be transferred to any other plan or trust, unless the benefit under such successor plan or trust, if it were to terminate immediately after such merger, consolidation or transfer, of each Participant under the Plan would be at least as great as the benefit to which such Participant would have been entitled had the Plan terminated immediately prior to such merger, consolidation or transfer. The foregoing limitation shall be applied in accordance with regulations promulgated under Section 414(l) of the Code.

         8.6 Termination of Trust. The Trust shall in any event terminate whenever all property under the Trust held by the Trustee shall have been distributed in accordance with the terms of the Plan.



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



                        ARTICLE IX - Plan Administration

         9.1 Plan Administrator. For purposes of ERISA, each Employer shall serve as the "Plan Administrator" with respect to the Plan of said Employer, unless the Employer shall specifically designate an individual or individuals (who may also be the Trustee) to act as Plan Administrator. The appointment of such individual or individuals shall become effective upon acceptance of such appointment, and shall continue until resignation or removal by the Employer. The Trustee shall accept and may rely upon a certification by the Employer as to the identity of the Plan Administrator.

         9.2 Powers and Responsibilities of Plan Administrator. The Plan Administrator is hereby vested with all powers and authority necessary in order to carry out its duties and responsibilities in connection with the administration of the Plan as herein provided, and is authorized to make such rules and regulations as it may deem necessary to carry out the provisions of said Plan. The Plan Administrator's powers and responsibilities include, but are not limited to, the following:

         (a) To make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan;

         (b) To interpret the Plan, its interpretation thereof in good faith to be final and conclusive on all persons claiming benefits under the Plan;

         (c) To decide all questions concerning the Plan and the eligibility of any person to participate in the Plan;

         (d) To administer the claims and review procedures specified in Section 9.7;
         (e) To compute the amount of benefits which will be payable to any Participant, former Participant or Beneficiary in accordance with the provisions of the Plan;

         (f) To determine the person or persons to whom such benefits will be paid;

         (g) To authorize the payment of benefits and to provide for the distribution of rollover notices in accordance with Section 402(f) of the Code;

         (h) To comply with the reporting and disclosure requirements of Part 1 of Subtitle B of Title I of ERISA;

         (i) To appoint such agents, counsel, accountants, and consultants as may be required to assist in administering the Plan;

         (j) By written instrument, to allocate and delegate its fiduciary responsibilities in accordance with Section 405 of ERISA; and

         (k) To take any and all other actions the Plan Administrator determines to be necessary or appropriate to effect its responsibilities as such.

         9.3 Action by Plan Administrator. If there is more than one individual acting as Plan Administrator then the Plan Administrator shall act by a majority of their number at the time in office and such action may be taken either by vote at a meeting or in writing without a meeting. The Plan Administrator may by such majority action authorize any one or more of their number to execute any document or documents or to take any other action on behalf of the Plan Administrator, and in such event any one of their number may certify in writing to any person the taking of such action and the name or names of the individual so authorized, including himself. Any such person shall be protected in accepting and relying upon any such document or certificate and is released from inquiry into the authority of any of such individuals.

         9.4 Discretionary Action. Wherever under the provisions of this Agreement the Plan Administrator is given any discretionary power or powers, such power or powers shall not be exercised in such manner as to cause any discrimination in favor of or against any Employee or class of Employees. Any discretionary action taken by the Plan Administrator hereunder shall be consistent to the maximum extent practicable with any prior discretionary action taken by it under similar circumstances and to this end the Plan Administrator shall keep a record of all discretionary action taken by them under any provision hereof.

         9.5 Employment of Agents. The Plan Administrator may employ agents, including, but not limited to, investment counsel, custodians, accountants or attorneys, to perform such services and duties in connection with the administration of the Trust as they may direct. The compensation of such agents shall be an expense chargeable to the Trust Fund in accordance with Section
10.13. The Plan Administrator shall be fully protected in acting upon the advice of any such agent, in whole or in part, and shall not be liable for any act or omission of any such agent, the Plan Administrator's only duty being to use reasonable care in the selection of any such agent.

         9.6 Indemnification of Plan Administrator. If the Plan Administrator is not the Employer, the Employer shall indemnify and hold harmless the Plan Administrator from any and all claims, loss, damages, expenses (including reasonable counsel fees approved by the Employer) and liability (including any reasonable amounts paid in settlement with the Employer's approval), arising from any act or omission of such Plan Administrator, except when the same is judicially determined to be due to the wilful misconduct or gross negligence of such Plan Administrator.

         9.7 Claims Procedure.

         (a) All claims for benefits or for determination of the qualified status of a domestic relations order under this Plan shall be filed in writing with the Plan Administrator in accordance with such procedures as the Plan Administrator shall reasonably establish.

         (b) The Plan Administrator shall, within ninety (90) days of submission of a claim, provide adequate notice in writing to any claimant whose claim has been denied. Such notice shall contain the specific reason or reasons for the denial and references to specific Plan provisions on which the denial is based. The Plan Administrator will also provide the claimant with a description of any material or information which is necessary in order for the claimant to perfect his claim and an explanation of why such material or information is necessary. If special circumstances require an extension of time for processing the claim, the Plan Administrator shall furnish the claimant a written notice of such extension prior to the expiration of the ninety (90) day period. The extension notice shall indicate the reasons for the extension and the expected date for a final decision, which date shall not be more than one hundred and eighty (180) days from the initial claim.

         (c) The Plan Administrator shall, upon written request by a claimant submitted to the Plan Administrator within sixty (60) days of the claimant's receipt of the notice that his claim had been denied, afford a reasonable opportunity to such claimant, for a full and fair review by the Plan Administrator of the decision denying the claim. The Plan Administrator will afford the claimant the opportunity to review pertinent documents and to submit issues and comments in writing. The claimant shall have the right to be represented.

         (d) The Plan Administrator shall, within sixty (60) days of receipt of a request for a review, render a written decision on the review. If special circumstances require extra time for the Plan Administrator to review the decision, the Plan Administrator will attempt to complete the review as soon as practicable, and in no event will the Plan Administrator take more than one hundred and twenty (120) days to send the claimant a written notice of the decision on review.


       ARTICLE X - Establishment of Trust and Rights and Duties of Trustee

         10.1 Establishment of Trust. The Employer by the execution of the Adoption Agreement establishes a retirement plan trust for the benefit of its eligible Employees, to receive contributions made under the Plan.

         (a) If the Plan is established under an Adoption Agreement which names an individual or individuals as Trustee, there shall be any number of Trustees of the Trust any or all of whom may be officers or employees of the Employer or any other corporation or individuals. The Trustee(s) shall be appointed by the Employer.

         (b) If the Plan is established under an Adoption Agreement which names a bank or qualified financial institution as Trustee, the Trustee shall be such bank or qualified financial institution as may be named as Trustee in the Adoption Agreement.

         10.2 Powers of Trustee. It shall be the duty of the Trustee to receive all contributions which shall be made to the Trust and, subject to the provisions of Article V relating to Participants', Beneficiaries' and Plan Administrator's investment directions and this Article, to hold, invest and reinvest such funds in the Trust, and to make payments therefrom in accordance with the written directions of the Plan Administrator. The Trustee shall have no responsibility for the correctness under the terms of the Plan or Trust of any written directions which it receives from the Plan Administrator.

         The Trustee shall have no discretion or authority with respect to the investment of the Trust but shall act solely as a directed trustee of the funds contributed to it. In addition to and not in limitation of such powers as the Trustee has by law or under any other provisions of the Plan, the Trustee will have the following powers, each of which the Trustee exercises solely as directed Trustee in accordance with the written direction of the Plan
Administrator except to the extent a Plan asset is subject to Participant direction of investment and provided that no such power shall be exercised in any manner inconsistent with the provisions of ERISA:

         (a) To deal with all or any part of the Trust and to invest all or part of the Trust in investments available under the Plan, without regard to the law of any state regarding proper investment;

         (b) To retain uninvested such cash as it may deem necessary or advisable, without liability for interest thereon, for the administration of the Trust;

         (c) To sell, convert, redeem, exchange or otherwise dispose of all or any part of the assets constituting the Trust;

         (d) To enforce by suit or otherwise, or to waive, its rights on behalf of the Trust, and to defend claims asserted against it or the Trust, provided that the Trustee is indemnified to its satisfaction against liability and expenses;

         (e) To employ such agents and counsel as may be reasonably necessary in collecting, managing, administering, investing, distributing and protecting the Trust or the assets thereof and to pay them reasonable compensation;

         (f) To compromise, adjust and settle any and all claims against or in favor of it or the Trust;

         (g) To oppose, or participate in and consent to the reorganization, merger, consolidation, or readjustment of the finances of any enterprise, to pay assessments and expenses in connection therewith, and to deposit securities under deposit agreements;

         (h) To apply for or purchase annuity contracts;

         (i) To hold securities unregistered, or to register them in its own name or in the name of nominees;

         (j) To appoint customers to hold investments within the jurisdiction of the district courts of the United States and to deposit securities with stock clearing corporations or depositories or similar organizations;

         (k) To make, execute, acknowledge and deliver any and all instruments that it deems necessary or appropriate to carry out the powers herein granted; and

         (l) Generally to exercise any of the powers of an owner with respect to all or any part of the Trust.

         The Employer specifically acknowledges and authorizes that affiliates of the Trustee may act as its agent in the performance of ministerial, nonfiduciary duties under the Trust. The expenses and compensation of such agent shall be paid by the Trustee.

         10.3 Investments. The Trustee shall invest and reinvest the funds of the Trust and keep the same invested in Permissible Investments or in publicly-traded securities pursuant to Self-Directed Brokerage Accounts, other than stock of the Employer, without distinction between principal and income, in accordance with the investment directions submitted by the Participants or Beneficiaries pursuant to Article V and otherwise in accordance with the directions of the Plan Administrator. If any investment directions are not received from the Participants, Beneficiaries or the Plan Administrator, or if received, are unclear in the opinion of the Trustee or its agent, all or a portion of the assets of the Trust may be held uninvested without liability for loss of income or appreciation and without liability for interest, pending receipt of proper orders or clarification, or such assets may be invested on an interim basis in such short-term liquid Permissible Investments as are selected by the Plan Administrator on a uniform basis for such purpose. If the Trustee invests in one or more collective or group investment funds (whether or not the Trustee acts as trustee thereunder) for the collective investment of assets of pension or profit sharing trusts pursuant to Revenue Ruling 81-100, such collective or group investment funds shall constitute part of the Plan, and the instrument creating such funds shall constitute part of this Trust.

         10.4 Method of Holding and Selling Securities. The Trustee may keep any or all securities or other property in the name of some other person, firm or corporation or in its own name without disclosing fiduciary capacity. The Trustee may sell at public auction or by private contract, redeem, or otherwise realize upon, any securities, investments or other property forming a part of the Trust and for such purposes may execute such instruments and writings and do such things as it shall deem proper.

         10.5 Voting; Delivery of Information. The Trustee shall deliver, or cause to be executed and delivered, to the Employer or Plan Administrator all notices, prospectuses, financial statements, proxies and proxy soliciting materials received by the Trustee relating to securities held by the Trust, and the Employer or Plan Administrator shall deliver these to the appropriate Participant or the Beneficiary of a deceased Participant. The Trustee shall undertake to deliver such materials directly to Participants and Beneficiaries if it so agrees with the Plan Administrator. The Trustee shall not vote any securities held by the Trust except in accordance with the written instructions of the Participant or the Beneficiary of the Participant, if the Participant is deceased; provided, however, that the Trustee may, in the absence of instructions, vote "present" for the sole purpose of allowing such shares to be counted for establishment of a quorum at a shareholders' meeting. The Trustee shall have no duty to solicit instructions from Participants, Beneficiaries or the Plan Administrator.

         10.6 Power to Borrow. When instructed by the Plan Administrator, the Trustee is hereby authorized to borrow money for the purposes of the Trust upon such terms and conditions as the Plan Administrator may determine, and for any amount so borrowed to issue the promissory note of the Trustee and to secure the repayment thereof by pledge, mortgage or hypothecation of all or any part of the property of the Trust, and no person loaning money to the Trustee shall be bound to see to the application of the money loaned or to inquire into the validity of any such borrowing.

         10.7 Reliance on Trustee as Owners. No person dealing with the Trustee shall be required to take any notice of this Agreement, but all persons so dealing shall be protected in treating the Trustee as the absolute owner with full power of disposition of all the property of the Trust, and all persons dealing with the Trustee are released from inquiry into the decision or authority of the Trustee and from seeing to the application of the property paid or delivered to the Trustee.

         10.8 Liquidation of Assets. The Trustee shall not be required to make any payments hereunder in excess of the net realizable value of the assets of the Trust at the time of such payment. The Trustee shall not be required to make any payments in cash unless there shall be in the Trust at the time an amount of cash sufficient for the purpose. In case of such deficiency in cash, the Trustee shall take such action as to the disposition of securities or other property forming a part of the Trust as will provide the amount of cash necessary for such payments.

         10.9 Reliance by Trustee on Other Persons. The Trustee may rely upon and act upon any writing from any person authorized by the Employer or Plan Administrator to give instructions concerning the Plan and may conclusively rely upon and be protected in acting upon any written order from the Employer or Plan Administrator or upon any other notice, request, consent, certificate, or other instructions or paper reasonably believed by it to have been executed by a duly authorized person, so long as it acts in good faith in taking or omitting to take any such action. The Trustee need not inquire as to the basis in fact of any statement in writing received from the Employer or Plan Administrator.

         The Trustee will be entitled to rely on the latest certificate it has received from the Employer or Plan Administrator as to any person or persons authorized to act for the Employer or Plan Administrator hereunder and to sign on behalf of the Employer or Plan Administrator any directions or instructions, until it receives from the Employer or Plan Administrator written notice that such authority has been revoked.

         Notwithstanding any provision contained herein, the Trustee will be under no duty to take any action with respect to any Participant's Account (other than as specified herein) unless and until

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



the Employer or Plan Administrator furnishes the Trustee with written instructions on a form acceptable to the Trustee, and the Trustee agrees thereto in writing. The Trustee will not be liable for any action taken pursuant to the Employer or Plan Administrator's written instructions (nor for the collection of contributions under the Plan, nor the purpose or propriety of any distribution made thereunder).

         In the event that any dispute may arise regarding the payment of any sums or regarding any act to be performed by the Trustee, the Trustee may in its sole discretion retain such payment or postpone the performance of such act until actual adjudication of such act shall have been made in a court of competent jurisdiction, or until it shall have been indemnified against loss to its satisfaction; provided, however, that in the event of any such dispute, the Trustee may rely upon and act in accordance with any directions received from the Plan Administrator.

         10.10 Action by Individual Trustees. If there is more than one Trustee, then the Trustees shall act by a majority of their number at the time in office and such action may be taken either by vote at a meeting or in writing without a meeting. The Trustees may by such majority action authorize any one or more of their number to execute any document or documents or to take any other action on behalf of the Trustees, and in such event any one of the Trustees may certify in writing to any person the taking of such action and the name or names of the Trustee or Trustees so authorized, including himself. Any such person shall be protected in accepting and relying upon any such document or certificate and is released from inquiry into the authority of any of the Trustees.

         10.11 Records and Accounting. The Trustee shall keep accurate and detailed records of its transactions hereunder, and all its accounts, books and records relating thereto shall be open at all reasonable times to the inspection of the Employer and its authorized representatives. The Trustee shall render in writing, at least once each twelve (12) months, accounts of its transactions under the Trust to the Employer and the Employer may approve such accounts of the Trustee by an instrument in writing delivered to the Trustee. In the absence of the filing in writing with the Trustee by the Employer of exceptions or objections to any such account within sixty (60) days after the receipt by the Employer of any such account, the Employer shall be deemed to have approved such account; and in such case, or upon the written approval of the Employer of any such account, the Trustee shall be released, relieved and discharged by the Employer with respect to all matters and things set forth in such account. In any proceeding instituted by the Trustee or the Employer respecting an accounting, only the Employer and/or the Trustee shall be the necessary parties. The Trustee shall from time to time make such other reports and furnish such other information concerning the Trust to the Employer as it may in writing reasonably request.

         10.12 Payment of Taxes. Upon direction of the Employer, the Trustee shall pay out of the Trust any and all taxes of any and all kinds, including without limitation property taxes and income taxes levied or assessed under existing or future laws upon or in respect of the Trust or any monies, securities or other property forming a part thereof or the income therefrom subject to the terms of any agreements or contracts made with respect to trust investments which make other provision for such tax payments. The Trustee may assume that any taxes assessed on or in respect of the Trust or its income are lawfully assessed unless the Employer shall in writing advise the Trustee that in the opinion of counsel for the Employer which established the Trust such taxes are or may be unlawfully assessed. In the event that the Employer shall so advise the Trustee, the Trustee will, if so requested in writing by the Employer which established the Trust, contest the validity of such taxes in any manner deemed appropriate by the Employer or its counsel but at the expense of the Trust; or the Employer may itself contest the validity of any such taxes at the expense of the Trust and in the name of the Trustee; and the Trustee agrees to execute all documents, instruments, claims and petitions necessary or advisable in the opinion of the Employer or its counsel for the refund, abatement, reduction or elimination of any such taxes to the extent the execution thereof is in accordance with ERISA, the Code and any other applicable state or federal laws.

         10.13 Compensation and Expenses. If the Trustee is a bank or other financial institution other than an Employer, the Trustee shall be entitled to reasonable compensation for its services. The rate of compensation as initially agreed upon with the Employer shall continue in effect until written notice by the Trustee of any change therein. Unless otherwise determined by the Employer, any individual Trustees shall serve without compensation for their services as such. All expenses of the Trustee, the Plan Administrator and the Trust shall, unless paid by the Employer, constitute a charge upon the Trust and shall, unless allocable to the Accounts of particular Participants, be charged against the Accounts of all Participants in such reasonable manner as the Trustee shall determine. Such expenses shall include any expenses incident to the functioning of the Plan and Trust, including, but not limited to, attorneys' fees and the compensation of other agents, accounting and clerical charges, expenses, if any, of being bonded as required by ERISA, and other costs of administering the Plan and Trust.

         10.14 Resignation or Removal of Trustee. Any Trustee acting hereunder may resign at any time upon sixty (60) days' written notice to the Employer and to any remaining Trustees, and the Employer may remove any Trustee at any time upon sixty (60) days' written notice to such Trustee and any remaining Trustees. If any Trustee shall die, resign, be removed or for any other reason cease to be Trustee, the Employer shall appoint a successor Trustee or Trustees. In the absence of such appointment, (a) the remaining Trustee or Trustees, if any, shall exercise all of the powers of the Trustee or (b) if there are no remaining Trustees, the prior Trustee shall continue to serve until the assets of the Trust have been transferred to any qualified financial institution selected by such prior Trustee to act as interim Trustee. The appointment of a successor Trustee shall be effective upon written notification to the Employer of the acceptance of such appointment. The Trustee may, upon transfer and delivery of the Trust to a successor Trustee, reserve such reasonable amount as it shall deem necessary to provide for its fees, compensation, costs and expenses, or for the payment of any other liabilities chargeable against the Trustee for which it may be liable. The Trustee shall not be liable for the acts or omissions of any successor Trustee.

         10.15 Indemnification of Trustee. The Employer shall indemnify and hold harmless any Trustee from any and all claims, loss, damages, expenses (including reasonable counsel fees approved by the Employer) and liability (including any reasonable amounts paid in settlement with the Employer's approval), arising from any act or omission of such Trustee, (including, without limitation, any act or omission which results from a direction given by the Plan Administrator or the Employer or from any service provider to the Plan) except when the same is judicially determined to be due to the gross negligence or wilful misconduct of such Trustee.

         10.16 Successor to Institutional Trustee. Any entity into which an institutional Trustee may merge or with which it may be consolidated or any entity resulting from any such merger or consolidation shall be the successor of such institutional Trustee hereunder without the necessity for execution or filing of any additional instrument or the performance of any further act.

         10.17 Responsibilities of Trustee. The Trustee shall be responsible only for the management and disbursement of amounts actually contributed to the Trust. The Trustee shall discharge its duties hereunder solely in the interest of Participants and Beneficiaries and with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims, and the Trustee shall be subject to all applicable requirements of ERISA. The Trustee shall have no duty to take any action to ensure the tax qualified status of the Plan under the Code. The Trustee shall have no responsibility for determining the correctness of the amount of any contributions, or for the failure of an Employer to make the contributions provided for in the Adoption Agreement, for the correctness of any disbursement made, or other action taken, pursuant to the written directions of the Plan Administrator, or for any act or omission of any service provider to the Plan. The Trustee shall not have a duty to bring any action or proceeding to enforce the collection of any contribution by the Employer. The Trustee shall not be liable for or under any duty to inquire as to the proper application of any part of the Trust Fund if distributions are made to the Participants or Beneficiaries in accordance with directions of the Plan Administrator, nor shall the Trustee be responsible for the adequacy of the Trust Fund to meet and discharge any and all distributions and liabilities under the Plan.

         10.18 Allocation and Delegation of Responsibilities. The named fiduciary with respect to the Plan and Trust within the meaning of Section 402 of ERISA shall be the Plan Administrator. The responsibilities of the Employer, the Plan Administrator and the Trustee shall be allocated as provided herein and in the Adoption Agreements, and each shall have only those responsibilities and obligations that are specifically Unposed upon him by this Plan and the applicable Adoption Agreement. It is intended that each such person shall be responsible for the proper exercise of his own powers, duties, responsibilities and obligations under the Plan and shall not be responsible for any act or omission of any other person. Each such person shall be entitled to delegate all or any part of his responsibilities and obligations to any other person or entity. In the event of any such delegation, (a) the person making such delegation shall not be liable for any act or omission of the person to whom the responsibility has been delegated as long as the selection and retention of such person is prudent and (b) the person to whom the powers and obligations are delegated shall be responsible only for the proper exercise of the powers, duties, responsibilities and obligations that have been specifically delegated to him.



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



                            ARTICLE XI - The Employer

         11.1 No Contract of Employment. The Plan shall not be construed as creating any contract of employment between the Employer which established the Plan and any Participant, eligible Employee, or other person, and nothing herein contained shall give any person the right to be retained in the employ of the Employer or otherwise restrain the Employer's right to deal with its employees, including Participants and eligible Employees, and their hiring, discharge, layoff, compensation, and all other conditions of employment in all respects as though the Plan did not exist.

         11.2 No Contract to Maintain Plan. An Employer, by the establishment of the Plan, shall not be deemed to have entered into an agreement to maintain the Plan or to make any future contributions thereto or reimbursement of expenses incurred thereunder. Each contribution by an Employer to its Plan shall be voluntary, and an Employer shall have the right to suspend payment of its contributions, and no Participant or any other person shall have any cause or right of action against an Employer by reason of failure by the Employer to make contributions to the Trust, or by reason of any action by the Employer in terminating the Plan.

         11.3 Liability of an Employer. Subject to any Employer's agreement to indemnify the Plan Administrator and/or Trustee as provided in Sections 9.6 and
10.15 and except as otherwise required by applicable federal law, neither the Employer nor any person acting in behalf of the Employer shall be liable for any act or omission on the part of a Plan Administrator selected by the Employer or any Trustee, or for any act performed or the failure to perform any act by any person with respect to the Plan or the Trust, the Employer's only duty being to use reasonable care in the selection of the Plan Administrator and Trustee.

         11.4 Action by an Employer. Whenever under the terms of the Plan or Trust an Employer (other than a Self-Employed Individual) is permitted or required to take any action, such action shall be taken by the Board of Directors of the Employer, or by any duly authorized officer or partner of the Employer. In such event any such officer or partner may certify to the Trustee or any other person the taking of such action and the name or names of the officers or partners so authorized, including himself. The execution of any direction, document, or certificate in behalf of an Employer by any of its officers or partners shall constitute his certification of his authority with respect thereto, and the Trustee, or other person shall be protected in accepting and relying upon any such direction, document, or certificate and is released from inquiry into the authority of any officer or partner of the Employer. If the Employer is a Self-Employed Individual, all actions shall be taken by the Self-Employed Individual. Upon the death of the Self-Employed Individual, the executor or administrator of his estate shall assume all the responsibilities of the Self-Employed Individual.

         11.5 Successor to Business of an Employer. Unless the Plan be sooner terminated, a successor to the business of the Employer, by whatever form or manner resulting, may continue the Employer's Plan by executing an appropriate supplementary agreement, and such successor shall ipso facto succeed to all the rights, powers and duties of the Employer thereunder. The employment


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



of any Employee who has continued in the employ of such successor shall not be deemed to have been terminated or severed for any purposes hereunder.

         11.6 Dissolution of the Employer. In the event that the Employer is dissolved by reason of bankruptcy or insolvency or otherwise, without any provision being made for the continuance of its Plan by a successor to the business of the Employer, each Plan Participant shall be fully vested, and the Trustee shall proceed in the same manner as though the Plan had been terminated by such Employer as provided in Section 8.4.

         11.7     Plan Covering Owner-Employee.

         (a) If contributions or benefits are provided under the Plan for one or more Owner-Employees who control both an Employer and one or more other trades or businesses, the Plan and the plan established for the other trades or businesses must, when looked at as a single plan, satisfy Sections 401(a) and
(d) of the Code for the employees of the Employer and all such other trades or businesses.

         (b) If contributions or benefits are provided under the Plan for one or more Owner-Employees who control one or more other trades or businesses, the employees of the other trades or businesses must be included in a plan which satisfies Sections 401(a) and (d) of the Code and which provides contributions and benefits not less favorable than provided for Owner- Employees under the Plan.
         (c) If a Participant is covered as an Owner-Employee under the plans of two or more trades or businesses which are not controlled and the Participant controls a trade or business, then the contributions or benefits of the employees under the plan of the controlled trade or business must be as favorable as those provided for the Owner-Employee under the most favorable plan of the trade or business which is not controlled.

         (d) For purposes of paragraphs (a), (b) and (c), an Owner-Employee, or two or more Owner-Employees, will be considered to control a trade or business if the Owner-Employee, or two or more Owner-Employees together:

                  (i) own the entire interest in an unincorporated trade or business, or

                  (ii) in the case of a partnership, own more than fifty percent (50%) of either the capital interest or the profits interest in the partnership.

For purposes of this paragraph (d), an Owner-Employee, or two or more Owner-Employees shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee, or such two or more Owner-Employees, are considered to control within the meaning of the preceding sentence. It shall be the responsibility of the Employer and the Plan Administrator to insure that the limitations imposed by this Section are fully

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



complied with at all times. The Trustee shall have no responsibility with respect to insuring such compliance and shall be under no obligation whatsoever to take any action to determine whether in fact the limitations of this Section are being fully complied with at all times.


                     ARTICLE XII - Limitation on Allocations

         12.1 (This Section applies only to a Participant who does not participate in, and has never participated in, any other qualified plan maintained by the Employer, a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer, or an individual medical account, as defined in Section 415(l)(2) of the Code, maintained by the Employer which provides an Annual Addition as defined in Section 12.5.)

         (a) The amount of the Annual Additions which may be allocated under the Plan to the Participant's accounts for any Plan Year shall not exceed the Maximum Permissible Amount. If the Employer contribution that would otherwise be contributed or allocated to the Participant's accounts would cause the Annual Additions for the Plan Year to exceed the Maximum Permissible Amount, the amount contributed or allocated shall be reduced so that the Annual Additions for the Plan Year will equal the Maximum Permissible Amount.

         (b) Prior to determining the Participant's Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on a basis of a reasonable estimation of the Participant's Compensation for the Limitation Year, uniformly determined for all Participants similarly situated. As soon as administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount will be determined on the basis of the Participant's actual Compensation for the Limitation Year. If, as a result of allocation of forfeitures or a reasonable error in estimating a Participant's Compensation, the Annual Additions under the Plan on behalf of a Participant is to be reduced as of any Allocation Date, such reduction shall be made in the following order:

                  (i) The Participant's voluntary nondeductible contributions be reduced and the full amount of such reduction, adjusted for earnings, shall be returned to him in cash;

                  (ii) The Elective Deferrals allocated to his Elective Deferral Account shall be reduced and the full amount of such reduction, adjusted for earnings, shall be returned to him in cash;

                  (iii) The Matching Contributions and forfeitures allocated to his Matching Account shall be reduced; and

                  (iv) The Employer Contributions and forfeitures allocated to his Employer Account shall be reduced.



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



         (c) Any reduction required pursuant to clause (iii) of subsection (b) shall be held in a suspense account and applied to reduce the Participant's Matching Contributions for the next Limitation Year. Any reduction required pursuant to clause (iv) of subsection (b) shall be reallocated to other Participants' Accounts in accordance with the provisions of Section 5.5 to the extent that such allocations do not cause the Annual Additions to any such other Participants' accounts to exceed the lesser of the Maximum Permissible Amount or any other limitation provided in the Plan. If a Participant is not covered by the Plan at the end of a Limitation Year, the reduction required by clause (iii) of subsection (b) shall be allocated to a suspense account. To the extent that the reduction in clause (iv) of subsection (b) cannot be allocated to other Participants' Accounts, it shall be allocated to a suspense account. The suspense account shall be applied to reduce future Employer contributions (including allocation of any forfeitures) for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary. In the event of termination of the Plan the suspense account shall revert to the Employer to the extent it cannot be allocated to any Participant's Account. If a suspense account is in existence at any time during the Plan Year, it shall not participate in the allocation of the Trust's investment gains and losses pursuant to Section 5.9. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account shall be allocated to Participants' Accounts before any Employer contributions or any Participant contributions may be made to the Plan for that Limitation Year. Excess amounts may not be distributed to Participants or former Participants.

         (d) Notwithstanding any other provision in subsections (a) through (c), the Employer shall not contribute any amount that would cause an allocation to the suspense account as of the date the contribution is allocated. If the contribution is made prior to the date as of which it is to be allocated, then such contribution shall not exceed an amount that would cause an allocation to the suspense account if the date of contribution were an Allocation Date.

         12.2 (This Section applies only to a Participant who, in addition to the Plan, is covered during any Limitation Year under another qualified master or prototype defined contribution plan maintained by the Employer, a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer, or an individual medical account, as defined in Section 415(l)(2) of the Code, maintained by the Employer which provides an Annual Addition as defined in Section 12.5.)

         (a) The Annual Additions which may be allocated under the Plan to any Participant's accounts for any Limitation Year shall not exceed the Maximum Permissible Amount reduced by the Annual Additions previously credited to such Participant's accounts under the other plans or welfare benefit funds for the same Limitation Year.

         If the Annual Additions with respect to the Participant under such other defined contribution plans, welfare benefit funds and individual medical accounts are less than the Maximum Permissible Amount, and the Employer contribution that would otherwise be contributed or allocated to the Participant's accounts under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated shall be reduced so that the Annual Additions under all such plans, funds and individual medical accounts for the Limitation Year will


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



equal the Maximum Permissible Amount. If the Annual Additions with respect to such Participant under such other defined contribution plans, welfare benefit funds and individual medical accounts in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount may be contributed or allocated to the Participant's accounts under the Plan for the Limitation Year.

         (b) If, as a result of allocation of forfeitures or a reasonable error in estimating a Participant's compensation (under a method uniformly determined for all Participants similarly situated), a Participant's Annual Additions under this Plan and such other plans would result in an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a welfare benefit fund or an individual medical account will be deemed to have been allocated first regardless of the actual Allocation Date. If an Allocation Date of the Plan coincides with an Allocation Date of any other defined contribution plan described in subsection (a), the amount of Annual Additions to be allocated on behalf of a Participant under the Plan as of such date shall be an amount equal to the product of the amount to be allocated under the Plan without regard to this Article multiplied by the lesser of one (1) or a fraction, the numerator of which is the amount described in subsection (a) during the Limitation Year and the denominator of which is the amount that would otherwise be allocated on this Allocation Date under all plans without regard to this Article.

         (c) If the Annual Additions under the Plan on behalf of a Participant is to be reduced as of any Allocation Date as a result of subsections (a) and
(b), such  reduction  shall be effected in the manner  described in Section 12.1
(b).

         (d) If as a result of subsections (a) and (b) the allocation of Annual Additions is reduced, such reduction shall be treated in the manner described in
Section 12.1(c).

         (e) Notwithstanding any other provision in subsections (a) through (d), the Employer shall not contribute any amount that would cause an allocation to the suspense account as of the date the contribution is allocated. If the contribution is made prior to the date as of which it is to be allocated, then such contribution shall not exceed an amount that would cause an allocation to the suspense account if the date of contribution were an Allocation Date.

         12.3 (This Section applies only to a Participant who participates in one or more qualified defined contribution plans maintained by the Employer other than a Master or Prototype Plan.)

         (a) Annual Additions allocated under the Plan to any Participant's accounts shall be limited in accordance with the allocation provisions of
Section 12.2 as though the other plan were a Master or Prototype Plan, unless the Employer specifically provides other limitations in the Adoption Agreement.

         12.4 (This Section applies only to an Employer which, in addition to the Plan, maintains or at any time maintained, a qualified defined benefit plan covering any Participant.)



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



         (a) The sum of the Participant's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction shall not exceed 1.0 in any Limitation Year. The Annual Additions which may be credited to the Participant's accounts under this Plan for any Limitation Year shall be limited in accordance with the limitations specifically provided by the Employer in the Adoption Agreement.

         12.5 For purposes of this Article, the following terms shall be defined as follows:

         (a) "Allocation Date" means the date with respect to which all or a portion of Employer contributions, Participant contributions, or forfeitures are allocated to Participants' accounts.

         (b) "Annual Additions" means, with respect to any Participant, the sum, for the Limitation Year, of (i) all Employer contributions allocated to his account; (ii) all forfeitures allocated to his account; (iii) all Participant's nondeductible contributions allocated to his account, (iv) contributions allocated after March 31, 1984, to an individual medical benefit account, as defined in Section 415(l)(2) of the Code, maintained for such Participant under a pension or annuity plan sponsored by an Employer, (v) Excess Elective
Deferrals (other than amounts distributed no later than the first April 15 following the close of the Participant's taxable year), (vi) Excess Contributions, (vii) Excess Aggregate Contributions, and (viii) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in
Section  419A(d)(3)  of the Code,  under a welfare  benefit  fund, as defined in
Section 419(e) of the Code, maintained by the Employer. For the purpose of this Article, amounts allocated to the Participant's account from a suspense account shall also be treated as Annual Additions.

         (c) "Compensation" means a Participant's earned income, wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Treasury Regulation Section 1.62- 2(c)), and excluding the following:

                           (i) Employer contributions to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

                           (ii) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;


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



                           (iii) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified or incentive stock option; and

                           (iv) Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Section 403(b) of the Code (whether or not the contributions are actually excludable from the gross income of the Employee).

         For purposes of applying the limitations of this Article, Compensation for a Limitation Year is the Compensation actually paid or made available during such year.

         (d) "Defined Benefit Fraction" means a fraction, the numerator of which is the sum of the Participant's Projected Annual Benefits under all qualified defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 100% of the dollar limitation in effect for the Limitation Year under Section 415(b)(1)(A) of the Code or 140% of the Participant's average Compensation for the highest three (3) consecutive calendar years during which the Participant was an active Participant in such plan, including any adjustments under Section 415(b) of the Code.

         Notwithstanding the above, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more qualified defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125% of the sum of the annual benefits under such plans which the Participant had accrued as of the later of the end of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of
Section 415 of the Code as in effect for all Limitation Years beginning before January 1, 1987.

         (e) "Defined Contribution Fraction" means a fraction, the numerator of which is the sum of the Annual Additions to the Participant's accounts under all qualified defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant's nondeductible employee contributions to all qualified defined benefit plans, whether or not terminated, maintained by the Employer, and the Annual Additions attributable to all welfare benefit funds, as defined in Section 419(e) of the Code, and individual medical accounts, as defined in Section 415(l)(2) of the Code, maintained by the Employer), and the denominator of which is the sum of the Maximum Permissible Amounts for the current and all prior Limitation Years of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The Maximum Permissible Amount in any Limitation Year is the lesser of 100% of the dollar limitation in effect under Section 415(c)(1)(A) of the Code or thirty-five percent (35%) of the Participant's Compensation for such year.


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



         If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the later of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan, but using the Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

         (f) "Employer" means the Employer that adopts this Plan, and all members of a controlled group of corporations (as defined in Section 414(b) of the Code as modified by Section 415(h)), all commonly controlled trades or businesses (as defined in Section 414(c) of the Code as modified by Section 414(h)) or affiliated service groups (as defined in Section 414(m) of the Code) of which the adopting Employer is a part, and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code
         (g) "Excess Amount" means the excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

         (h) "Limitation Year" means the Plan Year (or any other twelve (12) consecutive-month period adopted for all plans of the Employer and specified in the Adoption Agreement). All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different twelve consecutive-month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

         (i) "Master or Prototype Plan" means a plan the form of which has been the subject of a favorable opinion letter from the Internal Revenue Service.

         (j) "Maximum Permissible Amount" means, with respect to any Participant for a Limitation Year, the maximum Annual Additions that may be contributed or allocated to a Participant's Account for such Limitation Year shall not exceed the lesser of (1) $30,000 or if greater, one-fourth of the defined benefit dollar limit set forth in Section 415(b)(1) or (2) twenty-five percent (25 %) of the Participant's Compensation for the Limitation Year. The Compensation limitation referred to in (2) shall not apply to any contribution for medical benefits (within the meaning of Section 401(h) or 419A(f)(2) of the Code which is otherwise treated as an Annual Addition under Section 415(l)(1) or 419A(d)(2) of the Code. If a short Limitation Year is created because of an amendment changing the Limitation Year to a different twelve consecutive-month period, the Maximum Permissible Amount shall not exceed the amount set forth in (1) multiplied by the following fraction:

                  Number of months in the short Limitation Year
                  ---------------------------------------------
                                   Twelve (12)

         (k) "Projected Annual Benefit" means the annual retirement benefit (adjusted to an actuarial equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the plan assuming:

                  (i) the Participant will continue employment until normal retirement age under the plan (or current age, if later), and

                  (ii) the Participant's Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the plan will remain constant for all future Limitation Years.

         12.6 It shall be the responsibility of the Employer and the Plan Administrator to insure that the limitations imposed by this Article are fully complied with at all times. The Trustee shall have no responsibility with respect to insuring such compliance and shall be under no obligation whatsoever to take any action to determine whether in fact the limitations of this Article are being fully complied with at all times.


                  ARTICLE XIII - Amendment and Continuation of
                 Predecessor Plan; Transfer of Funds to or from
                              Other Qualified Plans

         13.1 Amendment and Continuation of Predecessor Plan. In the event the Employer has previously established a plan (the "predecessor plan") which is a defined contribution plan under the Code and which on the date of adoption of the Plan meets the applicable requirements of Section 401 (a) of the Code, the Employer may, in accordance with the provisions of the predecessor plan, amend and continue the predecessor plan in the form of the Plan and become the Employer hereunder, subject to the following:

         (a) Subject to the provisions of the Plan, each individual who was a Participant or former Participant in the predecessor plan immediately prior to the effective date of such amendment and continuation will become a Participant or former Participant in the Plan;

         (b) No election may be made under the vesting provisions of the Adoption Agreement if such election would reduce the benefits of a Participant under the Plan to less than the benefits to which he would have been entitled if he voluntarily. separated from the service of the Employer immediately prior to such amendment and continuation;

         (c) No amendment to the plan shall decrease a Participant's accrued benefit or eliminate an optional form of benefit;


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         (d) The  amounts  standing  to the  credit of a  Participant's  account immediately prior to such amendment and continuation which represent the amounts properly attributable to (i) contributions by the Participant (pre-tax or
after-tax)  and  (ii)   contributions  by  the  Employer  and  forfeitures  will
constitute the opening balance of his Account or Accounts under the Plan;

         (e) Amounts being paid to a former Participant or to a Beneficiary in accordance with the provisions of the predecessor plan will continue to be paid in accordance with such provisions;

         (f) Any beneficiary designation in effect after August 23, 1984, under the predecessor plan immediately before such amendment and continuation will be deemed a valid designation of Beneficiary under Section 7.4 if such designation satisfies the requirements of Section 7.4, unless and until the Participant revokes such designation or designates a new Beneficiary under the Plan; and

         (g) Unless the Employer and the Trustee agree otherwise, all assets of the predecessor trust will be deemed to be assets of the Trust as of the effective date of such amendment. Such assets will be invested by the Trustee as soon as reasonably practicable pursuant to Article V. The Employer agrees to assist the Trustee in any way requested by the Trustee in order to facilitate the transfer of assets from the predecessor trust to the Trust Fund.

         13.2 Transfer of Funds from an Existing Plan. The Employer may from time to time direct the Trustee, in accordance with such rules as the Trustee may establish, to accept funds transferred for the benefit of Participants from a trust forming part of another qualified plan under the Code, provided such plan is a defined contribution plan. Such transferred amounts will be credited to Participants' Accounts in accordance with their respective interests immediately upon receipt by the Trustee in accordance with the provisions in paragraph (d) of Section 13. 1 as if such assets were transferred from a predecessor plan. A Participant's interest under the Plan in transferred amounts which were fully vested and nonforfeitable under the transferring plan will be fully vested and nonforfeitable at all times. Such transferred assets will be invested by the Trustee in accordance with the provisions of paragraph (g) of
Section 13.1 as if such assets were transferred from a predecessor plan. Forms of benefit available under the transferee plan shall continue to be offered under the Plan with respect to such transferred assets.

         13.3 Acceptance of Assets by Trustee. The Trustee will not accept assets which are not Permissible Investments, or in cash. Such assets shall be accompanied by written instructions showing separately the respective contributions by the prior employer and by the employee, and identifying the assets attributable to such contributions. The Trustee shall establish such accounts as may be necessary or appropriate to reflect such contributions under the Plan. The Trustee shall hold such assets for investment in accordance with the provisions of Article V and shall, in accordance with the written instructions of the Employer, make appropriate credits to the Accounts of the Participants for whose benefit assets have been transferred.


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         13.4 Transfer of Assets from Trust. The Employer may direct the Trustee to transfer all or a specified portion of the Trust assets to any other plan or plans maintained by the Employer or the employer or employers of a former Participant or Participants, provided that the Trustee has received evidence satisfactory to it that such other plan meets all applicable requirements of the Code, that such transfer is in compliance with all the applicable requirements of the Code including, but not limited to, Section 414(l) of the Code, and the Plan and that spousal consent to such benefit transfer has been obtained if such consent is legally required. The assets so transferred shall be accompanied by written instructions from the Employer naming the persons for whose benefit such assets have been transferred, showing separately the respective contributions by the Employer and by each Participant, if any, and identifying the assets attributable to the various contributions. The Trustee shall have no further liabilities with respect to assets so transferred.


                           ARTICLE XIV - Miscellaneous

         14.1 Spendthrift Provision. Beneficial interests of Participants or their Beneficiaries in the Trust shall not be assignable nor subject to attachment nor receivership, nor shall they pass to any trustee in bankruptcy or be reached or applied by any legal process for the payment of any obligations of any such person, except obligations of a Participant to the Trust in connection with any outstanding loans to such Participant pursuant to Section 7.10. Notwithstanding the foregoing, the provisions of this Section 14.1 shall not preclude the Trustee from complying with a Qualified Domestic Relations Order.

         14.2 Notices. All notices required to be given by the Trustee to an Employer or the Plan Administrator shall be deemed to have been given when mailed to the address of the Employer or the Plan Administrator, respectively, as indicated by the Trustee's records. All notices required to be given to the Trustee by an Employer shall be deemed to have been given when mailed to the address indicated by the Employer's records.

         14.3 Facility of Payment. In the event the Plan Administrator determines, on the basis of medical reports or other evidence satisfactory to the Plan Administrator, that the recipient of any benefit payments under the Plan is incapable of handling his affairs by reason of minority, illness, infirmity or other incapacity, the Plan Administrator may direct the Trustee to disburse such payments to a person or institution designated by a court which has jurisdiction over such recipient or a person or institution otherwise having the legal authority under State law for the care and control of such recipient. The receipt by such person or institution of any such payments shall be complete acquittance therefor, and any such payment to the extent thereof, shall discharge the liability of the Trust for the payment of benefits hereunder to such recipient.

         14.4 Construction. In any question of interpretation or other matter of doubt, an Employer, the Plan Administrator and the Trustee may rely upon the opinion or counsel for the Employer or any other attorney at law designated by the Employer with the approval of the Trustee. The provision of this Plan and Trust shall be construed, administered and enforced according to ERISA


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and the laws of the Trustee's state of domicile.  All contributions to the Trust shall be deemed to be made in the Trustee's state of domicile.

         14.5 Impossibility of Performance. In case it becomes impossible for an Employer, the Plan Administrator, or the Trustee to perform any act under the Plan or Trust, that act shall be performed which in the judgment of the Plan Administrator or Trustee will most nearly carry out the intent and purpose of the Plan or Trust. All parties to the applicable Adoption Agreement or in any way interested in the Plan or Trust shall be bound by any acts performed under such condition.

         14.6 Definition of Words. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular, in any place or places herein where the context may require such substitution or substitutions.

         14.7 Titles. The titles of articles and sections are included only for convenience and shall not be construed as a part of this Plan or in any respect affecting or modifying its provisions.

         14.8 Conflict with Plan Provisions. In the event that any contract or other arrangement which is entered into pursuant to the Plan or Trust conflicts in any manner with the provisions of the Plan and Trust, then the provisions of the Plan and Trust shall control.

         14.9 Non-Discrimination Data Substantiation. The Employer may elect to follow the guidelines for substantiating compliance with the non-discrimination rules pursuant to Internal Revenue Service Revenue Procedure 93-42, Data Substantiation Guidelines and Non-Discrimination Requirements of Section 401(a)(4), 410(b), and Related Code Sections. The guidance in this Revenue Procedure is designed to allow Employers to use alternative methods for substantiating compliance with the non-discrimination requirements.


                          ARTICLE XV - Top Heavy Plans

         15.1 Application of Article. This Article XV will apply to all Plans except Plans deemed to be Top-Heavy; provided, however, that Section 15.5 shall also apply to a Plan that is deemed to be Top-Heavy.

         15.2 Definitions. When used in this Article XV, the following terms shall have the indicated meanings:

         (a) "Determination Date" means, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year, and for the first Plan Year, the last day of that year.

         (b) "Key Employee" means any Employee or former Employee who at any time during the Plan Year containing the Determination Date or the four preceding Plan Years was:


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                           (i) an officer of an Employer, whose Compensation for
                  such Plan Year exceeds 50% of the dollar limitation in effect under Section 415(b)(1)(A) for any such Plan Year;

                           (ii) one of the ten (10) Employees having Compensation for such Plan Year in excess of the Maximum Permissible Amount defined in Section 11.5(i)(1) of the Plan and owning (or considered as owning under Section 318 of the Code) the largest interests in an Employer;

                           (iii)    a five-percent owner of an Employer;

                           (iv) a one percent owner of an Employer, whose Compensation for such Plan Year exceeds $150,000;

                           (v)      a Beneficiary of a Key Employee.

         For this purpose, Compensation means Compensation as defined in Section 12.5(c), but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under
Section 125, 402(a)(8), 402(h) or 403(b) of the Code.

         The determination of who is a Key Employee shall be made in accordance with Section 416(i)(1) of the Code and the regulations thereunder.

         (c) "Permissive Aggregation Group" means the Required Aggregation Group plus any other plan or plans (including terminated plans) of an Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

         (d) "Present Value" means actuarial present value based only on the interest and mortality rates specified in the Adoption Agreement.

         (e) "Required Aggregation Group" means (i) each qualified plan of an Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and (ii) any other qualified plan (including terminated plans) of an Employer which enables a plan described in (i) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

         (f) "Top Heavy Ratio" means the percentage determined as follows:

                           (i) If the plan or group of plans being tested includes one or more defined contribution plans (including any Simplified Employee Pension Plan) and no defined benefit plan which during the five-year period ending on the Determination Date(s) has or has had


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         accrued benefits,  the Top-Heavy Ratio is a fraction,  the numerator of which is the sum of the account balances of all Key Employees as of the
         Determination   Date   (including  any  part  of  any  account  balance
         distributed  in the five (5) year  period  ending on the  Determination
         Date), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the Determination Date) of all participants as of the determination date. Both the numerator and denominator of the Top-Heavy Ratio are increased to include any contribution which is due but unpaid as of the Determination Date, and to exclude Deductible Account balances and any Rollover Account balances accepted from a plan of an unrelated employer.

                           (ii) If the plan or group of plans being tested includes one or more defined contribution plans (including any Simplified Employee Pension Plan) and one or more defined benefit plans which during the five-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio is a fraction, the numerator of which is the sum of account balances under the defined contribution plans for all Key Employees and the present value of accrued benefits under the defined benefit plans for all Key Employees, and the denominator of which is the sum of the account balances under the defined contribution plans for all participants and the present value of accrued benefits under the defined benefit plans for all participants. Both the numerator and denominator of the Top-Heavy Ratio are increased to include any distribution of an account balance or an accrued benefit made in the five (5) year period ending on the Determination Date and any contribution due but unpaid as of the Determination Date, and to exclude any Rollover Account balances accepted from a plan of an unrelated employer.

                           (iii) For purposes of (i) and (ii) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the twelve (12) month period ending on the Determination Date, except as provided in Section 416 of the Code and regulations thereunder for the first and second years of a defined benefit plan. The account balances and accrued benefits of a Participant (A) who is not a Key Employee but who was a Key Employee in a prior year, or (B) who has not performed one Hour of Service for the Employer at any time during the five-year period ending on the Determination Date, will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year. The accrued benefit of a Participant, other than a Key Employee, shall be determined under (1) the method, if any, that uniformly appears for accrual purposes under all defined benefit plans maintained by the Employer, or (2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional method of Section 411(b)(1)(C) of the Code.



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                  (g) "Valuation Date" means the date elected by the Employer in the Adoption Agreement as of which account balances or accrued benefits are valued for purposes of calculating the Top-Heavy Ratio.

         15.3 Determination of Top-Heavy Status. For any Plan Year, the Plan is top-heavy if any of the following conditions exists:

                  (a) The Top-Heavy Ratio for this Plan exceeds sixty percent (60%) and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group.

                  (b) The Plan is part of a Required Aggregation Group but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for such group exceeds sixty percent (60%).

                  (c) The Plan is part of a Required Aggregation Group and/or a Permissive Aggregation Group and the Top-Heavy Ratio for each such group exceeds sixty percent (60%).

         15.4 Provisions Applicable When Plan is Not Top-Heavy. For any Plan Year in which the Plan is not Top-Heavy, and for any Plan Year in which the Top-Heavy Ratio does not exceed 90% and increased minimum benefits are provided as required by Section 416(h)(2)(A) of the Code, 125% shall be substituted for 100% in Sections 12.5(d) and 12.5(e).

         15.5 Provisions Applicable When Plan is Top Heavy. The following provisions shall apply for any Plan Year in which the Plan is Top-Heavy or is deemed to be Top-Heavy:

         (a) Minimum Contribution.

                           (i) If the Employer does not maintain a defined benefit plan, for any Plan Year in which this Plan is top-heavy or deemed to be top-heavy, the Employer contributions (and forfeitures) made on behalf of any Participant who is not a Key Employee and who is employed on the last day of the Plan Year shall not be less am the lesser of three percent (3%) of such Participant's Compensation (as defined in Section 12.5(c)) or in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Section 401 of the Code and this Plan is not integrated with social security, the largest percentage of Employer contributions (including Elective Deferrals and Matching Contributions) and forfeitures, as a percentage of the Key Employee's Compensation (as defined in Section 12.5(c)), allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other plan provisions, the Participant would not otherwise be entitled to receive an allocation. Neither Elective Deferrals nor Matching Contributions may be taken into account for the purpose of satisfying this minimum top-heavy allocation requirement.



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                           (ii) If the  Employer  maintains  a  defined  benefit
         plan, the Employer contributions (and forfeitures) made on behalf of Participant who is not a Key Employee and who is a participant in a defined benefit plan maintained by the Employer shall not be less than five percent (5 %) of such Participant's Compensation (as defined in Section 12.5(c)).

                           (iii) If the Employer elected an Integrated Formula in the Adoption Agreement for a profit sharing plan, "2.7%" shall be substituted for the term "Maximum Disparity Rate" in Section 5.5(b)(iv), and the allocation steps in Section 5.5(b)(iv) shall be preceded by the following steps:

                                    (1) Employer  Contribution will be allocated
                  to each eligible Participant determined under Section 5.5(b) in the ratio that the Participant's Compensation bears to the aggregate Compensation of all eligible Participants, but not in excess of three percent (3%).

                                    (2)  Any  Employer  Contribution   remaining
                  after (iii)(1) above will be allocated to each eligible Participant in the ratio that the Participant's Excess Compensation for the Plan Year bears to the aggregate Excess Compensation of all eligible Participants, but not in excess of three percent (3%).

                           (iv) The provisions in (i) through (iii) above shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer and the Employer has provided in the Adoption Agreement that the minimum allocation or benefit requirement applicable to top-heavy plans will be met in the other plan or plans.

                  (b) Minimum Vesting. For any Plan Year in which this Plan is top-heavy or deemed to be top-heavy, one of the minimum vesting schedules set forth in the Adoption Agreement shall automatically apply to the Employer and Matching Account of each Participant of the Plan who has an Hour of Service after the Plan becomes top-heavy or is deemed to be top-heavy if the minimum vesting schedule provides faster vesting than the regular vesting schedule specified by the Employer in its Adoption Agreement. The minimum vesting schedule applies to the entire Employer and Matching Account of the Participant, including benefits accrued before the effective date of Section 416 and benefits accrued before the Plan became top-heavy.

         In the event the Plan ceases to be top-heavy for any subsequent Plan Year, the vested percentage of any Participant who terminated after the Plan has ceased to be top-heavy shall continue to be determined by the top-heavy vesting schedule.

         15.6 Responsibility of the Employer and the Plan Administrator. It shall be the responsibility of the Employer and the Plan Administrator to insure that the limitations imposed by this Article are fully complied with at all times. The Trustee shall have no responsibility with

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respect to insuring such compliance and shall be under no obligation  whatsoever to take any action to determine whether in fact the limitations of this Article are being fully complied with at all times.





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